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EXECUTION COPY

BEST BUY CO., INC.

as Issuer,

BEST BUY STORES, L.P.

as Guarantor,

and

WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

as Trustee

INDENTURE

Dated as of January 15, 2002

2.25% Convertible Subordinated Debentures due January 15, 2022

i

        INDENTURE dated as of January 15, 2002 among BEST BUY CO., INC., a Minnesota corporation ("Company"), BEST BUY STORES, L.P. (the "Guarantor") and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association ("Trustee").

        Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's 2.25% Convertible Subordinated Debentures due January 15, 2022:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

        Section 1.1    Definitions.

          "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

          "Affiliate" means, as to any person, any other person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Applicable Procedures" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

          "Associate" has the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

          "Beneficiary" means a person entitled to the benefits of the Guarantee.

          "Board of Directors" or "Board" means the board of directors of the applicable Obligor or any duly authorized committee of such Board.

          "Board Resolution" means a copy of one or more resolutions, certified by an Officer of the applicable Obligor, to have been duly adopted or consented to by the applicable Board of Directors and to be in full force and effect, and delivered to the Trustee.

          "Business Day" means a day other than a day on which banking institutions are authorized by law or regulation to close in the City of New York.

          "Capital Lease" means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

          "Capital Lease Obligations" means, with respect to any person, any Capital Lease on the face of a balance sheet of such person prepared in accordance with GAAP; the amount of such obligation shall be the capitalized amount thereof, determined in accordance with GAAP; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "Capital Stock" means, with respect to any person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) capital stock or other equity interests issued by that person.

          "Certificated Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-2.

          "Common Stock" means the common stock, $.10 par value, of the Company as existing on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed.

          "Company" means Best Buy Co., Inc. and each of its permitted successors pursuant to the applicable provisions of this Indenture.

          "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any two Officers.

          "Contingent Obligation" means, as applied to any person, any direct or indirect liability, contingent or otherwise, of that person with respect to any Indebtedness of another person, if the purpose or intent thereof by the person incurring the Contingent Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. Contingent Obligations shall include, without limitation, (i) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such person of the obligation of another person, and (ii) any liability of such person for the obligations of another person through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another, or (c) to make take-or-pay or similar payments, if required regardless of nonperformance by any other party or parties to an agreement, if in the case of any agreement described under subclause (a), (b) or (c) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported.

          "Corporate Trust Office" means the principal office of the Trustee at Sixth Street and Marquette Avenue, MAC N9303-110, Minneapolis, Minnesota 554789, or such other office, designated by the Trustee by written notice to the Company and approved by the Company, at which at any particular time its corporate trust business shall be administered.

          "Credit Facilities" means one or more debt facilities with banks or other institutional lenders providing for revolving credit and/or term loans, or providing for the support of one or more revolving commercial paper programs, in each case as amended, restated, modified, supplemented, renewed, refunded, refinanced, restructured, replaced, repaid or extended in whole or in part from time to time.

          "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

          "Designated Credit Facility" means the Credit Agreement, dated as of August 9, 1999, by and between the Company, the lenders from time to time party thereto and U.S. Bank National Association, as Agent, as amended, supplemented or modified and as in effect from time to time.

          "Designated Senior Indebtedness" means, with respect to each Obligor, (i) such Obligor's obligations under the Designated Credit Facility and (ii) any particular Senior Indebtedness of such Obligor in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which such Obligor is a party) expressly provides that such Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture; provided that such instrument, agreement or other document may place limitations and conditions on the right of the holders of such Senior Indebtedness to exercise the rights of holders of

  Designated Senior Indebtedness. If any payment in respect of the Designated Senior Indebtedness of an Obligor to the holder thereof or its Representative is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of such Obligor or otherwise, the reinstated Indebtedness of such Obligor arising as a result of such rescission or return shall constitute Designated Senior Indebtedness of such Obligor effective as of the date of such rescission or return.

          "Five-Year Treasury Rate" means, with respect to any Reset Date, the U.S. Treasury yield displayed on the Bloomberg Service screen accessed by the command which is currently "GT5 [GOVT] HP [GO]" (currently page 066) (or any successor or substitute page and command of such Service providing rate quotations comparable to those currently provided on such page of such Service) specified as the last reported yield applicable to U.S. Treasury Notes at the close of business on the date that is 120 days prior to such Reset Date (or, if such date is not a Business Day, on the next succeeding date which is a Business Day) or, if such yield is not available at such time for any reason, the "Five Year Treasury Rate" with respect to such Reset Date shall mean the rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as the case may be, and applied on a daily basis) for direct obligations of the United States of America having a maturity that is equal to five years, as published weekly by the Federal Reserve Board in "Federal Reserve Statistical Release H.15(519)—Selected Interest Rates" or any successor publication, specified as the closing rate applicable to five-year U.S. Treasury Notes for the date that is 120 days prior to such Reset Date (or, if such date is not a Business Day, on the next succeeding date which is a Business Day).

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth (i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants; (ii) in statements and pronouncements of the Financial Accounting Standards Board; and (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession.

          "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A-1, and that are issued to a Depositary, and to the extent that such Securities are required to bear the Legend required by Section 2.6, such Securities shall be in the form of a Restricted Global Security.

          "Guarantee" means the guarantee of the Obligations of the Company by the Guarantor pursuant to Article XI.

          "Hedging Obligation" of any person means the obligations of that person under (i) interest rate swap agreements, interest rate cap agreements or interest rate collar agreements; (ii) foreign exchange contracts and currency swap agreements; and (iii) other agreements or arrangements entered into in the ordinary course of business and consistent with past practices designed to protect that person against fluctuations in interest rates or currency exchange rates.

          "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

          "Indebtedness" of any person means, without duplication:

            (1)  all obligations of such person for borrowed money or for the deferred purchase price of property or services, and including, without limitation, the face amount available to be drawn under all letters of credit, reimbursement and similar obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured,

            (2)  all obligations evidenced by notes, bonds, debentures or similar instruments,

            (3)  all obligations of such person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property),

            (4)  all Capital Lease Obligations of such person,

            (5)  all Contingent Obligations of such person,

            (6)  all Hedging Obligations of such person, and

            (7)  all Indebtedness referred to in clause (1), (2), (3), (4) or (5) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contracts rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness;

  provided, however, that Indebtedness shall not include current accounts payable arising in the ordinary course of business.

          The amount of any Indebtedness outstanding as of any date shall be (a) the accreted value thereof, in the case of any Indebtedness issued with original issue discount and (b) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

          "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

          "Initial Purchasers" means Credit Suisse First Boston Corporation, Banc One Capital Markets, Inc., UBS Warburg LLC, Scotia Capital (USA) Inc., Tokyo-Mitsubishi International plc and U.S. Bancorp Piper Jaffray Inc., as initial purchasers under the Purchase Agreement.

          "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

          "Lien" means any pledge, mortgage, lien, security interest, hypothecation, assignment for security interest or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give a security interest or any Capital Lease).

          "Obligations" means any obligations with respect to principal, accrued and unpaid interest (including any Additional Interest and any accrued and unpaid interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, indemnifications, guarantees, reimbursements, damages and other liabilities payable in respect of the Securities and the Indenture.

          "Obligor" means the Company or the Guarantor, as the case may be.

          "Officer" means the Chairman of the Board, the Vice Chairman, the Chief Executive Officer, the President, any Executive Vice President, any Senior Vice President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the applicable Obligor.

          "Officers' Certificate" means a written certificate containing the information specified in Sections 13.4 and 13.5, signed in the name of the applicable Obligor by any two Officers of such Obligor, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 4.3 shall be signed by an authorized financial or accounting Officer of the Company but need not contain the information specified in Sections 13.4 and 13.5.

          "Opinion of Counsel" means a written opinion containing the information specified in Sections 13.4 and 13.5, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, an Obligor or the Trustee.

          "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof and, for purposes of Article IV, shall include any syndicate or group which would be deemed to be a "person" under Section 13(d)(3) of the Exchange Act as in effect on the date of the original execution of this Indenture.

          "Purchase Agreement" means the Purchase Agreement dated January 10, 2002 among the Company, the Guarantor and the Initial Purchasers.

          "Redemption Date" shall mean the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

          "Registration Rights Agreement" means the Registration Rights Agreement dated January 15, 2002 among the Company, the Guarantor and the Initial Purchasers.

          "Responsible Officer" shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "Representative" means (i) the indenture trustee or other trustee, agent or representative for any Senior Indebtedness of an Obligor or (ii) with respect to any Senior Indebtedness of an Obligor that does not have any such trustee, agent or other representative, (a) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required persons necessary to bind such holders or owners of such Senior Indebtedness and (b) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

          "Restricted Global Security" means a permanent Global Security in the form of the Security attached hereto as Exhibit A-1, and that is deposited with and registered in the name of the Depositary, representing Securities sold in reliance on Rule 144A.

          "Restricted Security" means a Security required to bear the restrictive legend set forth in the form of Security in the form of Exhibit A-1 and Exhibit A-2 of this Indenture.

          "Rule 144" means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

          "Rule 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

          "Rule 144(k)" means Rule 144(k) under the Securities Act (or any successor provision), as it may be amended from time to time.

          "SEC" means the Securities and Exchange Commission.

          "Securities" means any of the Company's 2.25% Convertible Subordinated Debentures due January 15, 2022, as amended or supplemented from time to time, issued under this Indenture.

          "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

          "Senior Indebtedness" means, with respect to each Obligor, the principal, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable, and all fees, costs, expenses and other amounts accrued or due, in respect of Indebtedness of such Obligor, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by such Obligor (including, without limitation, all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), unless in the case of any particular Indebtedness the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to the Securities or the Guarantee, as applicable, or expressly provides that such Indebtedness is "pari passu" with or "junior" to the Securities or the Guarantee, as applicable. Notwithstanding the foregoing, the term "Senior Indebtedness" shall not include any Indebtedness of an Obligor to any Subsidiary or to any other Affiliate of such Obligor or any obligation for Federal, state, local or other taxes. If any payment in respect of the Senior Indebtedness of an Obligor to the holder thereof or its Representative is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of such Obligor or otherwise, the reinstated Indebtedness of such Obligor arising as a result of such rescission or return shall constitute Senior Indebtedness of such Obligor effective as of the date of such rescission or return.

          "Stated Maturity", when used with respect to any Security, means January 15, 2022.

          "Subsidiary" means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

          "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

          "trading day" means any day on which the securities exchange or quotation system that is used to determine the Closing Sale Price or the Security Price, as applicable, is open for trading or quotation or, if the Common Stock (in the case of the Closing Sale Price) is or the Securities (in the case of the Security Price) are not so listed or quoted, any Business Day.

          "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

          "Voting Stock" of a person means Capital Stock of such person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

        Section 1.2    Other Definitions.

Term:	Defined in:
"Act"	1.5
"Agent Members"	2.12(e)
"Average Sale Price"	10.7
"beneficial owner"	3.8(a)
"Bid Solicitation Agent"	2.3
"cash"	3.7(b)
"Change of Control"	3.8(a)
"Change of Control Company Notice"	3.8(b)
"Change of Control Purchase Date"	3.8(a)
"Change of Control Purchase Notice"	3.8(c)
"Change of Control Purchase Price"	3.8(a)
"Closing Sale Price"	3.7(d)
"Company Notice"	3.7(e)
"Company Notice Date"	3.7(c)
"Company Payment Blockage Notice"	12.2(a)
"Conversion Agent"	2.3
"Conversion Date"	10.2
"Conversion Rate"	10.1
"Depositary"	2.1(a)
"DTC"	2.1(a)
"Event of Default"	6.1
"Exchange Act"	3.7(d)
"Ex-Dividend Time"	10.7
"Extraordinary Cash Dividend"	10.8
"Final Surrender Date"	3.8(a)
"Guarantor"	Preamble
"Guarantor Payment Blockage Notice"	12.2(b)
"Institutional Accredited Investors"	2.1(b)
"Interest Payment Date"	Exhibit A-1
"junior securities"	12.8
"Legend"	2.6(f)
"Market Price"	3.7(d)
"Notice of Default"	6.1
"Option Exercise Date"	Exhibit A-1
"Paying Agent"	2.3
"Purchase Date"	3.7(a)
"Purchase Notice"	3.7(a)
"Purchase Price"	3.7(a)
"QIB"	2.1(a)
"Rate Reset"	Exhibit A-1
"Redemption Price"	3.1
"Registrar"	2.3
"Relevant Cash Dividends"	10.8
"Reset Date"	Exhibit A-1
"Rule 144A Information"	4.6
"Securities Act"	3.7(d)
"Security Price"	Exhibit A-1
"Spin-off"	10.8
"Time of Determination"	10.7
"U.S. Government Obligations"	8.1(a)

        Section 1.3    Incorporation by Reference of Trust Indenture Act.    Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "Commission" means the SEC.

          "indenture securities" means the Securities.

          "indenture security holder" means a Securityholder.

          "indenture to be qualified" means this Indenture.

          "indenture trustee" or "institutional trustee" means the Trustee.

          "obligor" on the indenture securities means the Company or the Guarantor, as the case may be.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

        Section 1.4    Rules of Construction.    Unless the context otherwise requires:

          (1)  a term has the meaning assigned to it;

          (2)  an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

          (3)  "or" is not exclusive;

          (4)  "including" means including, without limitation; and

          (5)  words in the singular include the plural, and words in the plural include the singular.

        Section 1.5    Acts of Holders.    (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.5.

        (b)  The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

        (c)  The ownership of Securities shall be proved by the register for the Securities.

        (d)  Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

        (e)  If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

ARTICLE II

THE SECURITIES

        Section 2.1    Form and Dating.    The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 and Exhibit A-2, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage; provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company. The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

          (a)    Restricted Global Securities.    Securities offered and sold within the United States to qualified institutional buyers as defined in Rule 144A ("QIBs") in reliance on Rule 144A shall be issued initially in the form of a Restricted Global Security, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

          (b)    Global Securities in General.    Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions and conversions.

          Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

          (c)    Book-Entry Provisions.    This Section 2.1(c) shall apply only to Global Securities deposited with or on behalf of the Depositary.

          The Company shall execute and the Trustee shall, in accordance with this Section 2.1(c), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

  "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME

  AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE II OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF."

          (d)    Certificated Securities.    Securities not issued as interests in the Global Securities shall be issued in certificated form substantially in the form of Exhibit A-2 attached hereto.

        Section 2.2    Execution and Authentication.    The Securities shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Securities may be manual or facsimile.

        Securities bearing the manual or facsimile signatures of individuals who were at the time of the execution of the Securities Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

        No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

        The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $402,500,000 upon one or more Company Orders without any further action by the Company.

        The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount or an integral multiple of $1,000.

        Section 2.3    Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent.    The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Company shall also appoint a bid solicitation agent (("Bid Solicitation Agent") to act pursuant to Section 1 of the Securities. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.5.

        The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent, Bid Solicitation Agent or co-registrar (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar. None of the Company, the Guarantor or any Subsidiary or any Affiliate of either of them may act as Bid Solicitation Agent.

        The Company initially appoints the Trustee as Registrar, Conversion Agent, Paying Agent and Bid Solicitation Agent in connection with the Securities.

        Section 2.4    Paying Agent to Hold Money and Securities in Trust.    Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or shares of Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and shares of Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and shares of Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and shares of Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and shares of Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or shares of Common Stock.

        Section 2.5    Securityholder Lists.    The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on June 24 and December 24 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

        Section 2.6    Transfer and Exchange.    (a) Subject to Section 2.12, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.3, the Company and the Guarantor shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities and the related Guarantee of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

        At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company and the Guarantor shall execute, and the Trustee shall authenticate and deliver, the Securities and the related Guarantee which the Holder making the exchange is entitled to receive.

        The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Purchase Notice or Change of Control Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

        (b)  Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.6(b). Transfers of a Global Security shall be limited to transfers of such Global Security, in whole or in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

        (c)  Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

        (d)  Any Registrar appointed pursuant to Section 2.3 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

        (e)  No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

        (f)    If Securities are issued upon the transfer, exchange or replacement of Securities subject to restrictions on transfer and bearing the legends set forth on the forms of Security attached hereto as Exhibit A-1 and Exhibit A-2 setting forth such restrictions (collectively, the "Legend"), or if a request is made to remove the Legend on a Security, the Securities so issued shall bear the Legend, or the Legend shall not be removed, as the case may be, unless there is delivered to the Company and the Registrar such satisfactory evidence, which shall include an Opinion of Counsel, as may be reasonably required by the Company and the Registrar, that neither the Legend nor the restrictions on transfer set forth therein are required to ensure that transfers thereof comply with the provisions of Rule 144A or Rule 144 or that such Securities are not "restricted" within the meaning of Rule 144. Upon (i) provision of such satisfactory evidence, or (ii) notification by the Company to the Trustee and Registrar of the sale of such Security pursuant to a registration statement that is effective at the time of such sale, the Trustee, at the written direction of the Company, shall authenticate and deliver a Security that does not bear the Legend. If the Legend is removed from the face of a Security and the Security is subsequently held by the Company or an Affiliate of the Company, the Legend shall be reinstated.

        Section 2.7    Replacement Securities.    If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company and the Guarantor shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security and related Guarantee of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

        In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased by the Company pursuant to Article III, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

        Upon the issuance of any new Securities under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

        Every new Security issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

        The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

        Section 2.8    Outstanding Securities; Determinations of Holders' Action.    Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those paid pursuant to Section 2.7, those delivered to it for cancellation and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company, the Guarantor or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, the Guarantor or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles VI and IX).

        If a Security is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

        If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Change of Control Purchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then immediately after such Redemption Date, Purchase Date, Change of Control Purchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and interest on such Securities shall cease to accrue; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

        If a Security is converted in accordance with Article X, then from and after the time of conversion on the Conversion Date, such Security shall cease to be outstanding and interest on such Security shall cease to accrue.

        Section 2.9    Temporary Securities.    Pending the preparation of definitive Securities, the Company and the Guarantor may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities and the related Guarantee which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities and the related Guarantee in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities and the related Guarantee may determine, as conclusively evidenced by their execution of such Securities and the related Guarantee.

        If temporary Securities and the related Guarantee are issued, the Company and the Guarantor shall cause definitive Securities and the related Guarantee to be prepared without unreasonable delay.

After the preparation of definitive Securities and the related Guarantee, the temporary Securities and the related Guarantee shall be exchangeable for definitive Securities and the related Guarantee upon surrender of the temporary Securities and the related Guarantee at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities and the related Guarantee the Company and the Guarantor shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities and the related Guarantee of authorized denominations. Until so exchanged the temporary Securities and the related Guarantee shall in all respects be entitled to the same benefits under this Indenture as definitive Securities and the related Guarantee.

        Section 2.10    Cancellation.    All Securities surrendered for payment, purchase by the Company pursuant to Article III, conversion, redemption or registration of transfer or exchange shall, if surrendered to any person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article X. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

        Section 2.11    Persons Deemed Owners.    Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of the Security or the payment of any Redemption Price, Purchase Price or Change of Control Purchase Price in respect thereof, and interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

        Section 2.12    Global Securities.    (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.6 and Section 2.12(a)(i), (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.6 and Section 2.12(a)(ii) below, and (C) transfers of a Certificated Security shall comply with Section 2.6 and Sections 2.12(a)(iii) and (iv) below.

          (i)    Transfer of Global Security.    A Global Security may not be transferred, in whole or in part, to any person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other person may be registered; provided that this clause (i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12(a).

          (ii)    Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security.    A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a transfer of a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with:

            (A)  so long as the Securities are Restricted Securities, certification in the form set forth in Exhibit B;

            (B)  written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

            (C)  if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend,

    then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.

          (iii)    Transfer and Exchange of Certificated Securities.    When Certificated Securities are presented to the Registrar with a request:

            (A)  to register the transfer of such Certificated Securities; or

            (B)  to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

    the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange:

            (1)  shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

            (2)  so long as such Securities are Restricted Securities, such Securities are being transferred or exchanged pursuant to an effective registration statement under the Securities Act or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

              (A)  if such Certificated Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect; or

              (B)  if such Certificated Securities are being transferred to the Company, a certification to that effect; or

              (C)  if such Certificated Securities are being transferred pursuant to an exemption from registration, (i) a certification to that effect (in the form set forth in Exhibit B, if applicable) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the Legend.

          (iv)    Restrictions on Transfer of a Certificated Security for a Beneficial Interest in a Global Security.    A Certificated Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below.

          Upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

            (A)  so long as the Securities are Restricted Securities, certification, in the form set forth in Exhibit B, that such Certificated Security is being transferred to a QIB in accordance with Rule 144A; and

            (B)  written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company and the Guarantor shall execute and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security and related Guarantee in the appropriate principal amount.

        (b)  Subject to Section 2.12(c), every Security shall be subject to the restrictions on transfer provided in the Legend including the delivery of an opinion of counsel, if so provided. Whenever any Restricted Security is presented or surrendered for registration of transfer or for exchange for a Security registered in a name other than that of the Holder, such Security must be accompanied by a certificate in substantially the form set forth in Exhibit B, dated the date of such surrender and signed by the Holder of such Security, as to compliance with such restrictions on transfer. The Registrar shall not be required to accept for such registration of transfer or exchange any Security not so accompanied by a properly completed certificate.

        (c)  The restrictions imposed by the Legend upon the transferability of any Security shall cease and terminate when such Security has been sold pursuant to an effective registration statement under the Securities Act or transferred in compliance with Rule 144 or, if earlier, upon the expiration of the holding period applicable to sales thereof under Rule 144(k). Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon a surrender of such Security for exchange to the Registrar in accordance with the provisions of this Section 2.12 (accompanied, in the event that such restrictions on transfer have terminated by reason of a transfer in compliance with Rule 144, by an opinion of counsel having substantial experience in practice under the Securities Act and otherwise reasonably acceptable to the Company, addressed to the Company and in form acceptable to the Company, to the effect that the transfer of such Security has been made in compliance with Rule 144), be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the restrictive Legend. The Company shall inform the Trustee of the effective date of any registration statement registering the Securities under the Securities Act. The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned opinion of counsel or registration statement.

        (d)  As used in the preceding two paragraphs of this Section 2.12, the term "transfer" encompasses any sale, pledge, transfer, loan, hypothecation, or other disposition of any Security.

        (e)  The provisions of clauses (i), (ii), (iii), (iv) and (v) below shall apply only to Global Securities:

            (i)  Notwithstanding any other provisions of this Indenture or the Securities, except as provided in Section 2.12(a)(ii), a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days or (ii) an Event of Default has occurred and is continuing with respect to the Securities. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clause (ii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof shall not be a Global Security.

          (ii)  Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall have the related Guarantee executed by the Guarantor and attached thereto, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security and related Guarantee issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

          (iii)  Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a holder is entitled to take under this Indenture or the Securities.

          (iv)  In the event of the occurrence of any of the events specified in clause (i) above, the Company shall promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form, without interest coupons.

          (v)  Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Guarantor, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Guarantor, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such persons governing the exercise of the rights of a holder of any Security.

        Section 2.13    CUSIP Numbers.    The Company may issue the Securities with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

        Section 2.14    Ranking.    The Indebtedness of each Obligor arising under or in connection with this Indenture and every outstanding Security and the related Guarantee, as applicable, issued under this Indenture from time to time constitute and shall constitute the subordinated unsecured general obligations of such Obligor, ranking junior to any existing and future Senior Indebtedness of such Obligor in the manner and to the extent specified in Article XII.

ARTICLE III

REDEMPTION AND PURCHASES

        Section 3.1    Company's Right to Redeem; Notices to Trustee.    The Company, at its option, may redeem the Securities in accordance with the provisions of Section 5 of the Securities in whole or in part, at any time or from time to time, on or after January 15, 2007 for a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest thereon up to but not including the Redemption Date (the "Redemption Price"). If the Company elects to redeem Securities pursuant to Section 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Securities to be redeemed and the Redemption Price per $1,000 principal amount of Securities.

        The Company shall give the notice to the Trustee provided for in this Section 3.1 by a Company Order, at least 20 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

        Section 3.2    Selection of Securities to Be Redeemed.    If less than all the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 15 days but not more than 60 days before the Redemption Date from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000.

        Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities to be redeemed.

        If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

        Section 3.3    Notice of Redemption    At least 15 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

        The notice shall identify the Securities to be redeemed and shall state:

          (1)  the Redemption Date;

          (2)  the Redemption Price per $1,000 principal amount of Securities;

          (3)  the Conversion Rate per $1,000 principal amount of Securities;

          (4)  the name and address of the Paying Agent and Conversion Agent;

          (5)  that Securities called for redemption may be converted at any time before the close of business on the Business Day immediately prior to the Redemption Date;

          (6)  that Holders who want to convert their Securities must satisfy the requirements set forth in Section 7 of the Securities;

          (7)  that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (8)  if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

          (9)  that, unless the Company defaults in making payment of such Redemption Price, interest on such Securities shall cease to accrue on and after the Redemption Date; and

          (10)  the CUSIP number(s) of the Securities.

        At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least three Business Days prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.3.

        Section 3.4    Effect of Notice of Redemption.    Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price per $1,000 principal amount of Securities stated in the notice except for Securities which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid the Redemption Price per $1,000 principal amount of Securities stated in the notice.

        Section 3.5    Deposit of Redemption Price.    Prior to 11:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article X. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

        Section 3.6    Securities Redeemed in Part.    Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

        Section 3.7    Purchase of Securities by the Company at Option of the Holder.

          (a)    General.    Securities shall be purchased by the Company pursuant to Section 6 of the Securities at the option of the Holder on January 15, 2007, January 15, 2012 and January 15, 2017 (each, a "Purchase Date"), at a purchase price equal to 100% of the principal amount of the Securities to be purchased plus accrued and unpaid interest thereon up to but not including the Purchase Date (the "Purchase Price"). Purchases of Securities hereunder shall be made, at the option of the Holder thereof, upon:

              (i)  delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") during the period beginning at any time from the opening of business on the date that is 20 Business Days prior to the relevant Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date stating:

              (A)  the certificate number of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Securities have not been issued,

              (B)  the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000,

              (C)  that such Security shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in Section 6 of the Securities and in this Indenture, and

              (D)  in the event the Company elects, pursuant to Section 3.7(b), to pay the Purchase Price, in whole or in part, in shares of Common Stock but such portion of the Purchase Price shall ultimately be paid to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in shares of Common Stock is not satisfied prior to the close of business on the relevant Purchase Date, as set forth in Section 3.7(d), whether such Holder elects (i) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the expected principal amount and certificate numbers, if any, of the Securities as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

            (ii)  delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.7 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

          If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 3.9, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.7(a)(i), such Holder shall be deemed to have elected to receive cash in respect of the entire Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

          The Company shall purchase from the Holder thereof, pursuant to this Section 3.7, a portion of a Security, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

          Any purchase by the Company contemplated pursuant to the provisions of this Section 3.7 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security. Unless the Company defaults in paying the Purchase Price, interest on the Securities subject to a Purchase Notice shall cease to accrue on and after the Purchase Date.

        Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.7(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the second Business Day prior to the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.9.

        The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

          (b)    Company's Right to Elect Manner of Payment of Purchase Price for Payment.    The Securities to be purchased on any Purchase Date pursuant to Section 3.7(a) may be paid for, in whole or in part, at the election of the Company, in U.S. legal tender ("cash") or shares of Common Stock, or in any combination of cash and shares of Common Stock, subject to the conditions set forth in Sections 3.7(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 3.7(e), whether the Company will purchase the Securities for cash or shares of Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in cash or shares of Common Stock; provided that the Company shall pay cash for fractional interests in shares of Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 3.7 shall receive the same percentage of cash or shares of Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section 3.7(d) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for shares of Common Stock because any necessary qualifications or registrations of the shares of Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 3.7(b) or pursuant to Section 3.7(d) in the event of a failure to satisfy, prior to the close of business on the last Business Day prior to the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in shares of Common Stock.

          At least three Business Days before each Company Notice Date, the Company shall deliver an Officers' Certificate to the Trustee specifying:

              (i)  the manner of payment selected by the Company,

            (ii)  the information required by Section 3.7(e) in the Company Notice,

            (iii)  if the Company elects to pay the Purchase Price, or a specified percentage thereof, in shares of Common Stock, that the conditions to such manner of payment set forth in Section 3.7(d) have been or will be complied with; and

            (iv)  whether the Company desires the Trustee to give the Company Notice required by Section 3.7(e).

          (c)    Purchase with Cash.    At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.7(a) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Securities. The Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.7(a) has been given shall, for all other Purchase Dates, be paid in cash. The Company Notice, as provided in Section 3.7(e), shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date").

          (d)    Payment by Issuance of shares of Common Stock.    At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.7(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the portion of the Purchase Price to be paid in shares of Common Stock by (ii) the Market Price of one share of Common Stock as determined by the Company in the Company Notice, subject to the next succeeding paragraph.

          The Company shall not issue fractional shares of Common Stock in payment of the Purchase Price. Instead, the Company shall pay cash based on the Market Price for all fractional shares. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

          If the Company elects to purchase the Securities by the issuance of shares of Common Stock, the Company Notice, as provided in Section 3.7(e), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

          The Company's right to exercise its election to purchase Securities through the issuance of shares of Common Stock shall be conditioned upon:

              (i)  the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of an election to purchase all or a specified percentage of the Securities with shares of Common Stock as provided herein;

            (ii)  the registration of such shares of Common Stock under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case, if required;

            (iii)  the listing of such shares of Common Stock on the principal national securities exchange on which the shares of Common Stock are listed or, if the shares of Common Stock is not then listed on a national or regional securities exchange, on the Nasdaq National Market;

            (iv)  any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

            (v)  the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the shares of Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the Purchase Price in respect of the Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Purchase Price in respect of the Securities, shall be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that the conditions above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that the conditions in clauses (i) through (iv) above have been satisfied.

          Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount and the Closing Sale Price of a share of Common Stock on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated and ending on the third day prior to the applicable Purchase Date. The Company may pay the Purchase Price (or any portion thereof) in shares of Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date, and the Company has elected to purchase the Securities pursuant to this Section 3.7 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price of the Securities of such Holder or Holders in cash.

          The "Market Price" of Common Stock on a Purchase Date means the average of the Closing Sale Prices of the shares of Common Stock for the five trading day period ending on the third Business Day prior to such Purchase Date (if the third Business Day prior to such Purchase Date is a trading day, or if not, then on the last trading day immediately prior to the third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first of the trading days during the five trading day period and ending on such Purchase Date, of any event described in Sections 10.6, 10.7 or 10.8; subject, however, to the conditions set forth in Sections 10.9 and 10.10.

          The "Closing Sale Price" of the shares of Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq National Market. In the absence of such quotations, the Company shall be entitled to determine the sales price on the basis of such quotations as it considers appropriate.

          Upon determination of the actual number of shares of Common Stock to be issued upon redemption of Securities, the Company shall (i) disseminate a press release containing such information through any two of Reuter's Economic Services, Bloomberg Business News and Dow Jones & Company Inc. and (ii) publish such information on its BestBuy.com or other successor Web site or through such other public medium as it may use at that time.

          (e)    Notice of Election.    In connection with any purchase of Securities pursuant to Section 6 of the Securities, the Company shall give notice to Holders setting forth information specified in this Section 3.7(e) (the "Company Notice").

          In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with shares of Common Stock, the Company Notice shall:

            (1)  state that each Holder will receive shares of Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except any cash amount to be paid in lieu of fractional shares);

            (2)  set forth the method of calculating the Market Price of the shares of Common Stock; and

            (3)  state that because the Market Price of shares of Common Stock will be determined prior to the Purchase Date, Holders of the Securities will bear the market risk with respect to the value of the shares of Common Stock to be received from the date such Market Price is determined to the Purchase Date.

          In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state:

              (i)  the Purchase Price and Conversion Rate per $1,000 principal amount of Securities and any adjustments thereto;

            (ii)  the name and address of the Paying Agent and the Conversion Agent;

            (iii)  that Securities as to which a Purchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article X and Section 7 of the Securities if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

            (iv)  that Securities must be surrendered to the Paying Agent to collect payment;

            (v)  that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn shall be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv);

            (vi)  the procedures the Holder must follow to exercise its put rights under this Section 3.7 and a brief description of those rights;

          (vii)  briefly, the conversion rights of the Securities;

          (viii)  the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.7(a)(1)(D) or Section 3.9);

            (ix)  that, unless the Company defaults in making payment on Securities for which a Purchase Notice has been submitted, interest on such Securities shall cease to accrue on and after the Purchase Date; and

            (x)  the CUSIP number of the Securities.

          At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

        Simultaneously with the delivery of a Company Notice, the Company shall (i) disseminate a press release containing the information stated in such Company Notice through any two of Reuter's Economic Services, Bloomberg Business News and Dow Jones & Company Inc. and (ii) publish the information stated in such Company Notice on its BestBuy.com or other successor Web site or through such other public medium as it may use at that time.

          (f)    Covenants of the Company.    All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim.

          (g)    Procedure upon Purchase.    The Company shall deposit cash (in respect of a cash purchases under this Section 3.7 or for fractional interests, as applicable) or shares of Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Purchase Price of all Securities to be purchased pursuant to this Section 3.7. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive shares of Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Purchase Price and cash in lieu of any fractional interests. The person in whose name the certificate for the shares of Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Purchase Date. Subject to Section 3.7(d), no payment or adjustment shall be made for dividends on the shares of Common Stock the record date for which occurred on or prior to the Purchase Date.

          (h)    Taxes.    If a Holder of a purchased Security is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

        Section 3.8    Purchase of Securities at Option of the Holder upon Change of Control.    (a) If a Change of Control occurs, the Securities not previously purchased by the Company or any portion of the principal amount thereof shall be purchased by the Company, at the option of the Holder thereof, on the Change of Control Purchase Date at a purchase price equal to 100% of the principal amount of the Securities to be purchased plus accrued and unpaid interest thereon up to but not including the Change of Control Purchase Date (the "Change of Control Purchase Price"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.8(c).

        "Change of Control Purchase Date" shall mean the date selected by the Company for the purchase of the Securities that is not less than 10 and not more than 30 days after the Final Surrender Date.

        "Final Surrender Date" shall mean the date which is, subject to any contrary requirements of applicable law, 60 days after the date of mailing of the Change of Control Company Notice.

        A "Change of Control" shall be deemed to have occurred at such time after the Securities are originally issued as either of the following events shall occur:

            (i)  there is a report filed on Schedule 13D or TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for the purposes of this Section 3.8 only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of the Common Stock then outstanding; provided that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

          (ii)  there shall be consummated any share exchange, consolidation or merger of the Company pursuant to which the Common Stock would be converted into cash, securities or other property, in each case other than a share exchange, consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger.

Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock, whether in excess of 50% or otherwise.

        (b)  No later than 30 days after the occurrence of a Change of Control, the Company shall mail a written notice of the Change of Control (the "Change of Control Company Notice") by first-class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law). The Company must cause a copy of such Change of Control Company Notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. The Change of Control Company Notice shall include a form of Change of Control Purchase Notice to be completed by the Holder and shall state:

          (1)  briefly, the events causing a Change of Control and the date of such Change of Control;

          (2)  the Final Surrender Date;

          (3)  the Change of Control Purchase Date;

          (4)  the Change of Control Purchase Price per $1,000 principal amount of Securities;

          (5)  the name and address of the Paying Agent and the Conversion Agent;

          (6)  the Conversion Rate per $1,000 principal amount of Securities and any adjustments thereto;

          (7)  that the Securities as to which a Change of Control Purchase Notice has been given may not be converted, even if they are otherwise convertible pursuant to Article X, if the Change of Control Purchase Notice has been delivered (unless the Company defaults in payment of the Change of Control Purchase Price on the Change of Control Purchase Date and the Holder revokes its Change of Control Purchase Notice);

          (8)  that the Securities must be surrendered to the Paying Agent to collect payment;

          (9)  that the Change of Control Purchase Price for any Security as to which a Change of Control Purchase Notice has been duly given shall be paid only if the Holder of such Security, on or before the Final Surrender Date, surrenders such Security as described in (8);

        (10)  briefly, the procedures the Holder must follow to exercise rights under this Section 3.8;

        (11)  briefly, the conversion rights, if any, of the Securities;

        (12)  that, unless the Company defaults in making payment of such Change of Control Purchase Price on the Change of Control Purchase Date, interest on such Securities shall cease to accrue on and after the Change of Control Purchase Date; and

        (13)  the CUSIP number(s) of the Securities.

        (c)  A Holder may exercise its rights specified in Section 3.8(a) upon delivery of a written notice of purchase (a "Change of Control Purchase Notice") to the Paying Agent at any time on or prior to the Final Surrender Date, stating:

          (1)  the certificate number of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Securities have not been issued,

          (2)  the portion of the principal amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 principal amount or an integral multiple of $1,000; and

          (3)  that such Security shall be purchased pursuant to the terms and conditions specified in Section 6 of the Securities.

        The delivery of such Security to the Paying Agent with such Change of Control Purchase Notice (together with all necessary endorsements) at the offices of the Paying Agent on or prior to the Final Surrender Date shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor; provided, however, that such Change of Control Purchase Price shall be so paid pursuant to this Section 3.8 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.

        The delivery of such Security with such Change of Control Purchase Notice shall be irrevocable (unless the Company defaults in payment of the Change of Control Purchase Price for the Securities on the Change of Control Purchase Date) and the right to convert such Security shall expire when such Security and such Change of Control Purchase Notice are delivered (unless the Company defaults in payment of the Change of Control Purchase Price for the Securities on the Change of Control Purchase Date and such delivery is revoked).

        The Company shall purchase from the Holder thereof, pursuant to this Section 3.8, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

        Any purchase by the Company contemplated pursuant to the provisions of this Section 3.8 shall be consummated by the delivery of the consideration to be received by the Holder on the Change of Control Purchase Date.

        The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.

        Section 3.9    Effect of Purchase Notice or Change of Control Purchase Notice.    Upon receipt by the Paying Agent of the Purchase Notice or Change of Control Purchase Notice specified in Section 3.7(a) or Section 3.8(c), as applicable, the Holder of the Security in respect of which such Purchase Notice or Change of Control Purchase Notice, as the case may be, was given shall (unless, in the case of a Purchase Notice, such Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change of Control Purchase Price, as the case may be, with respect to such Security. Such Purchase Price or Change of Control Purchase Price shall be paid to such Holder, subject to receipts of funds and/or securities by the Paying Agent, (i) in the case of such Purchase Price, promptly following the later of (x) the Purchase Date with respect to such Security (provided that the conditions in Section 3.7(a) have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.7(a) and (ii) in the case of such Change of Control Purchase Price, promptly following the Change of Control Purchase Date with respect to such Security (provided that the conditions in Section 3.7(c) have been satisfied). Securities in respect of which a Purchase Notice or Change of Control Purchase Notice has been given by the Holder thereof may not be converted pursuant to Article X on or after the date of the delivery of such Purchase Notice or Change of Control Purchase Notice unless, in the case of a Purchase Notice, such Purchase Notice has first been validly withdrawn as specified in the following two paragraphs.

        A Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice at any time prior to the close of business on the second Business Day prior to the Purchase Date specifying:

          (1)  the certificate number of the Security which the Holder will deliver to be purchased or the appropriate Depositary procedures if Certificated Securities have not been issued,

          (2)  the principal amount of the Security with respect to which such notice of withdrawal is being submitted, and

          (3)  the principal amount, if any, of such Security which remains subject to the original Purchase Notice and which has been or will be delivered for purchase by the Company.

        A written notice of withdrawal of a Purchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.7(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.7(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

        There shall be no purchase of any Securities pursuant to Section 3.7 or 3.8 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Change of Control Purchase Notice, as the case may be) and is continuing an Event of Default. The Paying Agent shall promptly return to the respective Holders thereof any Securities (x) with respect to which a Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default in which case, upon such return, the Purchase Notice or Change of Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

        Section 3.10    Deposit of Purchase Price or Change of Control Purchase Price.    Prior to 11:00 a.m. (New York City time) on the Business Day following the Purchase Date or the Change of Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.4) an amount of cash (in immediately available funds if deposited on such Business Day) or Common Stock, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Purchase Date or Change of Control Purchase Date, as the case may be.

        Section 3.11    Securities Purchased in Part.    Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

        Section 3.12    Covenant to Comply With Securities Laws Upon Purchase of Securities.    When complying with the provisions of Section 3.7 or 3.8 (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.7 and 3.8 to be exercised in the time and in the manner specified in Sections 3.7 and 3.8.

        Section 3.13    Repayment to the Company.    The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed, together with interest or dividends, if any, thereon (subject to the provisions of Section 7.1(f)), held by them for the payment of the aggregate Purchase Price or Change of Control Purchase Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.10 exceeds the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change of Control Purchase Date, as the case may be, then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Purchase Date or Change of Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon (subject to the provisions of Section 7.1(f)).

ARTICLE IV

COVENANTS

        Section 4.1    Payment of Securities.    The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash or shares of Common Stock to be given to the Trustee or Paying Agent, shall be deposited with the Trustee or Paying Agent by 11:00 a.m. New York City time by the Company. Principal and interest in respect of a Security shall be considered paid on the applicable date due if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.

        Section 4.2    SEC and Other Reports.    The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act. In the event the Company is at any time no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, it shall continue to provide the Trustee with reports containing substantially the same information as would have been required to be filed with the SEC had the Company continued to have been subject to such reporting requirements. In such event, such reports shall be provided at the times the Company would have been required to provide reports had it continued to have been subject to such reporting requirements. The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates).

        Section 4.3    Compliance Certificates.    The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending on or about March 2, 2002) an Officers' Certificate, stating whether or not to the best knowledge of the signers thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

        Section 4.4    Further Instruments and Acts.    Upon request of the Trustee, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

        Section 4.5    Maintenance of Office or Agency.    The Company shall maintain in the Borough of Manhattan, the City of New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Obligors in respect of the Securities, the Guarantee and this Indenture may be served. The office of Wells Fargo Bank Minnesota, National Association, 45 Broadway, 12th Floor, MAC N2666-120, New York, New York 10006 shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

        The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes.

        Section 4.6    Delivery of Certain Information.    At any time when neither Obligor is subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, or in accordance with Section 3.7(d), the Obligors shall promptly furnish or cause to be furnished Rule 144A Information to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

        Section 4.7    Tax Treatment.    The Company and the Trustee on behalf of the Holders agree (i) that for United States federal income tax purposes the Securities shall be treated as indebtedness subject to the Treasury regulations governing contingent payment debt instruments, (ii) that the Holders shall report interest on the Securities in accordance with the Company's determination of both the "comparable yield" and the "projected payment schedule" and (iii) to be bound by the Company's application of the Treasury regulations that govern contingent payment debt instruments. For this purpose, the "comparable yield" for the Securities is 8.0% compounded semi-annually and the "projected payment schedule" may be obtained by contacting the Company at the address set forth in Section 13.2.

ARTICLE V

SUCCESSOR CORPORATION

        Section 5.1    When Company May Merge or Transfer Assets.    The Company shall not consolidate with or merge with or into any other person or convey, transfer, sell or lease its properties and assets substantially as an entirety to any person (other than a consolidation with or merger with or into the Guarantor or a conveyance, transfer, sale or lease to the Guarantor), permit any person to consolidate with or merge into the Company, or permit any person to convey, transfer, sell or lease that person's properties and assets substantially as an entirety to the Company, unless:

            (i)  either (A) the Company shall be the continuing corporation or (B) the person (if other than the Company) formed by such consolidation or into which the Company is merged or the person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (1) shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the

  District of Columbia and (2) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

          (ii)  immediately after giving effect to such transaction, no Default shall have occurred and be continuing; and

          (iii)  the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article V and that all conditions precedent herein provided for relating to such transaction have been satisfied.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

        The successor person formed by such consolidation or into which the Company is merged or the successor person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.6, the Company, the Guarantor, the Trustee and the successor person shall enter into a supplemental indenture to evidence the succession and substitution of such successor person and such discharge and release of the Company.

ARTICLE VI

DEFAULTS AND REMEDIES

        Section 6.1    Events of Default.    An "Event of Default" occurs if:

          (1)  the Company or the Guarantor defaults in the payment of accrued and unpaid interest (including any Additional Interest) on any Security when the same becomes due and payable and the Default continues uncured for a period of 30 days, whether or not such payment shall be prohibited by the provisions of Article XII;

          (2)  the Company or the Guarantor defaults in the payment of (A) the principal of any Security when the same becomes due and payable, whether at maturity, upon redemption or otherwise, (B) the Redemption Price, Purchase Price or Change of Control Purchase Price in respect of any Security when due or (C) any amount due under the Guarantee, whether or not such payment shall be prohibited by the provisions of Article XII;

          (3)  either Obligor fails to comply with any of its other covenants or agreements set forth in this Indenture and the Default continues for a period of 90 days after the written notice specified below;

          (4)  either Obligor fails to make any payment when due, including any applicable grace period, in respect of Indebtedness of such Obligor, which payment is in an amount in excess of $50,000,000 and which failure results in acceleration of such Indebtedness, or either Obligor defaults with respect to any Indebtedness of such Obligor, which default results in acceleration of any such Indebtedness which is in an amount in excess of $50,000,000;

          (5)  either Obligor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of such Obligor or for any substantial part of the property of such Obligor or make any general assignment for the benefit of creditors;

          (6)  a court having jurisdiction in the premises shall enter a decree or order for relief in respect of either Obligor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of such Obligor or for any substantial part of the property of such Obligor or ordering the winding up or liquidation of the affairs of such Obligor and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

          (7)  the Guarantee or the related Article XI of this Indenture shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason (other than in accordance with the terms of the Guarantee and this Indenture) to be in full force and effect or the Guarantor, or any person acting on behalf of the Guarantor, shall deny or disaffirm its obligations under the Guarantee and the Indenture.

        A Default under clause (3) above is not an Event of Default until the Trustee notifies the Obligors, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Obligors and the Trustee, of the Default and the defaulting Obligor does not cure such Default (and such Default is not waived) within the time specified in clause (3) above after actual receipt of such notice. Any such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

        Each Obligor shall deliver to the Trustee, within 30 days after it becomes aware of the occurrence thereof, written notice of any Default, its status and what action such Obligor is taking or proposes to take with respect thereto.

        Section 6.2    Acceleration.    If an Event of Default (other than an Event of Default specified in Section 6.1(5) or (6)) occurs and is continuing, the Trustee by notice to the Obligors, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Obligors and the Trustee, may declare the principal of and accrued and unpaid interest on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be due and payable immediately. If an Event of Default specified in Section 6.1(5) or (6) occurs and is continuing, the principal of and accrued and unpaid interest on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.7 have been paid. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        Section 6.3    Other Remedies.    If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

        The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

        Section 6.4    Waiver of Past Defaults.    The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive an existing Default and its consequences except (a) an Event of Default described in Section 6.1(1) or (2), (b) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected or (c) a Default which constitutes a failure to convert any Security in accordance with the terms of Article X. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.4 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

        Section 6.5    Control by Majority.    The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it. This Section 6.5 shall be in lieu of Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

        Section 6.6    Limitation on Suits.    A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

          (1)  the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

          (2)  the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

          (3)  such Holder or Holders offer to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

          (4)  the Trustee does not comply with the request within 60 days after receipt of such notice, request and offer of security or indemnity; and

          (5)  the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

        A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

        Section 6.7    Rights of Holders to Receive Payment.    Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal of or interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, Purchase Date or Change of Control Purchase Date and to convert the Securities in accordance with Article X, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of such Holder.

        Section 6.8    Collection Suit by Trustee.    If an Event of Default described in Section 6.1(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.7.

        Section 6.9    Trustee May File Proofs of Claim.    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to either Obligor or any other obligor upon the Securities, the Guarantee or the property of either Obligor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of or any interest on the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on either Obligor for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

          (1)  to file and prove a claim for the principal amount of and accrued and unpaid interest on the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under Section 7.7) and of the Holders allowed in such judicial proceeding, and

          (2)  to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

        Section 6.10    Priorities.    If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

          FIRST: to the Trustee for amounts due under Section 7.7;

          SECOND: to the holders of Senior Indebtedness of the Company to the extent required by Article XII;

          THIRD: to Securityholders for amounts due and unpaid on the Securities for principal or interest, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

          FOURTH: the balance, if any, to the Company.

        The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

        Section 6.11    Undertaking for Costs.    In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

        Section 6.12    Waiver of Stay, Extension or Usury Laws.    Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive it from paying all or any portion of the principal amount in respect of the Securities, or any interest on such amount, or from paying all or any portion of the amount payable in respect of the Guarantee, as the case may be, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

        Section 7.1    Duties of Trustee.    (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (b)  Except during the continuance of an Event of Default:

            (i)  the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

          (ii)  in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 7.1(b) shall be in lieu of Section 3.15(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

        (c)  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            (i)  this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.1;

          (ii)  the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (iii)  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

Subparagraphs (c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

        (d)  Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.1.

        (e)  The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

        (f)    Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company.

        Section 7.2    Rights of Trustee.    Subject to its duties and responsibilities under the TIA,

          (1)  the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (2)  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers' Certificate;

          (3)  the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

          (4)  the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

          (5)  the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

          (6)  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

          (7)  any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

          (8)  the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

          (9)  the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture;

        (10)  the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other person employed to act hereunder; and

        (11)  the Trustee may request that an Obligor deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

        Section 7.3    Individual Rights of Trustee.    The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

        Section 7.4    Trustee's Disclaimer.    The Trustee makes no representation as to the validity or adequacy of this Indenture, the Securities or the Guarantee, shall not be accountable for the Company's use or application of the proceeds from the Securities, and shall not be responsible for any statement in the registration statement for the Securities and the Guarantee under the Securities Act, in any offering document for the Securities and the Guarantee, or in the Indenture, the Securities (other than its certificate of authentication) or the Guarantee, or the determination as to which beneficial owners are entitled to receive any notices hereunder.

        Section 7.5    Notice of Defaults.    If a Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default described in Section 6.1(1) or (2), the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Securityholders. The second sentence of this Section 7.5 shall be in lieu of the proviso to Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default unless a Responsible Officer of the Trustee has received written notice of such Default.

        Section 7.6    Reports by Trustee to Holders.    Within 60 days after each [May 15] beginning with the [May 15] following the date of this Indenture, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

        A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

        Section 7.7    Compensation and Indemnity.    The Company agrees:

          (a)  to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

          (b)  to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

          (c)  to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including attorneys' fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

        To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal of and interest on particular Securities.

        The Company's payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(5) or (6), the expenses, including the reasonable charges and expenses of its counsel, are intended to constitute expenses of administration under any applicable bankruptcy, insolvency or similar law now or hereinafter in effect.

        Section 7.8    Replacement of Trustee.    The Trustee may resign by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.8. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company. The Company shall remove the Trustee if:

          (1)  the Trustee fails to comply with Section 7.10;

          (2)  the Trustee is adjudged bankrupt or insolvent;

          (3)  a receiver or public officer takes charge of the Trustee or its property; or

          (4)  the Trustee otherwise becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

        If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Section 7.9    Successor Trustee by Merger.    If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

        Section 7.10    Eligibility; Disqualification.    The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or its parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

        Section 7.11    Preferential Collection of Claims Against Company.    The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

ARTICLE VIII

DISCHARGE OF INDENTURE

        Section 8.1    Discharge of Indenture.    When (1) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7) for cancellation or (2) all outstanding Securities have become due and payable and the Company deposits with the Trustee or the Conversion Agent, as applicable, cash and/or securities, as permitted by the terms hereof, sufficient to pay, whether at Stated Maturity, on any Redemption Date, Purchase Date, Change of Control Purchase Date or Conversion Date or otherwise, all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.7), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.7, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

        Section 8.2    Repayment to the Company.    The Trustee and the Paying Agent shall promptly pay to the Company upon written request any excess money or securities held by them in respect of all the Securities that remains unclaimed for two years; provided that, before being required to make any such repayment, the Trustee or Paying Agent shall, if the Company so requests and at the expense of the Company, cause to be published once a week for two successive weeks, in each case on any day of the week, in an authorized newspaper in the Borough of Manhattan, The City of New York, or mail to each such Holder, a notice (in such form as may be deemed appropriate by the Trustee or Paying Agent) that said monies remain unclaimed and that, after a date named therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of said monies then remaining shall be returned to the Company. After payment to the Company, Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

ARTICLE IX

AMENDMENTS

        Section 9.1    Without Consent of Holders    The Company, the Guarantor and the Trustee may amend or supplement this Indenture, the Securities or the Guarantee without the consent of any Securityholder:

          (1)  to cure any ambiguity, defect or inconsistency herein or in the Securities that does not materially adversely affect the rights of any Securityholders;

          (2)  to comply with Section 5.1 or Section 11.4(b);

          (3)  to make any change that does not materially adversely affect the rights of any Securityholder;

          (4)  to make provision with respect to the conversion rights of Securityholders pursuant to the requirements of Section 10.14;

          (5)  to remove the Guarantee in accordance with the terms of this Indenture or to add an additional guarantee of the Company's Obligations by a Subsidiary other than the Guarantor; or

          (6)  to comply with any requirements of the SEC in connection with the qualification of this Indenture under the TIA.

        Section 9.2    With Consent of Holders    The Company, the Guarantor and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of a majority in aggregate principal amount of the Securities, and the Holders of a majority in aggregate principal amount of the Securities may waive compliance by an Obligor with any provision of this Indenture, the Securities or the Guarantee. However, without the consent of each Securityholder affected, an amendment, supplement or waiver under this Section 9.2 may not:

          (1)  change the Stated Maturity of any Security or adversely affect the right of a Holder to convert any Security;

          (2)  reduce the principal amount, Redemption Price, Purchase Price or Change of Control Purchase Price of, or alter the manner or rate of accrual of interest (or extend the time for payment of interest) on, any Security;

          (3)  change the currency for payment in respect of any Security;

          (4)  impair the right to institute suit for the enforcement of any payment on or with respect to any Security;

          (5)  reduce the principal amount of Securities whose Holders must consent to an amendment or supplement of this Indenture or the waiver of defaults or compliance hereunder;

          (6)  make any change in Section 6.4, 6.7 or this 9.2 (second sentence);

          (7)  make any change in the Guarantee or in Article XI of this Indenture that would adversely affect the Holders or release the Guarantor from its obligations under the Guarantee or this Indenture, except in accordance with the terms of this Indenture; or

          (8)  make any change in the subordination provisions of Article XII or make any other change in the ranking or priority of any Security or the Guarantee, in each case in a manner materially adverse to the Holders.

        It shall not be necessary for the consent of the Holders under this Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

        After an amendment or supplement under this Section 9.2 becomes effective, the Company shall mail to Securityholders a notice briefly describing the amendment or supplement. Any amendment or supplement under Section 9.1 or this Section 9.2 may not adversely affect the rights of any holders of Senior Indebtedness of an Obligor under Article XII unless such holders shall have consented to such amendment or supplement pursuant to the terms of such Senior Indebtedness.

        Section 9.3    Compliance with Trust Indenture Act.    Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

        Section 9.4    Revocation and Effect of Consents, Waivers and Actions.    Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

        Section 9.5    Notation on or Exchange of Securities.    Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

        Section 9.6    Trustee to Sign Supplemental Indentures.    The Trustee shall sign any supplemental indenture authorized pursuant to this Article IX if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.1) shall be fully protected in relying upon, an Officers' Certificate of the Company and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

        Section 9.7    Effect of Supplemental Indentures.    Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE X

CONVERSION

        Section 10.1    Conversion Privilege.    A Holder of a Security may convert such Security into shares of Common Stock at any time during the period stated in Section 7 of the Securities. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 principal amount thereof (the "Conversion Rate") shall be that set forth in Section 7 in the Securities, subject to adjustment as herein set forth.

        A Holder may convert a portion of the principal amount of a Security if the portion converted is $1,000 principal amount or an integral multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

        Section 10.2    Conversion Procedure.    To convert a Security a Holder must satisfy the requirements in Section 7 of the Securities. The first Business Day on which the Holder satisfies all those requirements is the conversion date (the "Conversion Date").

        As soon as practicable after the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion or exchange and cash in lieu of any fractional shares determined pursuant to Section 10.3. The person in whose name the certificate is registered shall be treated as a shareholder of record as of the close of business on the Conversion Date. Upon conversion of a Security, such person shall no longer be a Holder of such Security.

        No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article X. On conversion of a Security, no accrued and unpaid interest on the Securities through the Conversion Date shall be payable with respect to the converted Security and no such interest shall be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the shares of Common Stock (together with the cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof; and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest through the Conversion Date, and the balance, if any, of such fair market value of such shares of Common Stock (and any such cash payment) shall be treated as issued for the principal amount of the Security being converted pursuant to the provisions hereof. The Company shall not adjust the conversion ratio to account for accrued and unpaid interest. If the Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total principal amount of the Securities converted.

        If the last day on which a Security may be converted is not a Business Day, the Security may be surrendered on the next succeeding Business Day.

        Upon surrender of a Security that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in principal amount to the unconverted portion of the Security surrendered.

        If a Holder surrenders a Security for conversion during the period after any record date and prior to the corresponding Interest Payment Date, such Holder shall pay to the Company an amount equal to the interest payable on such Interest Payment Date on such Security; provided that if such Security (or any portion thereof) shall have been called for redemption on a Redemption Date occurring during such period or on such Interest Payment Date, such Holder shall not be required to make such payment to the Company.

        Section 10.3    Fractional Shares.    Securityholders shall not receive a fractional share upon conversion of a Security. Instead, the Holder shall receive cash for the current market value of the fractional share. The current market value of a fractional share shall be determined, to the nearest 1/1,000th of a share, by multiplying the Closing Sale Price, on the last trading day immediately prior to the Conversion Date, of a full share by the fractional amount and rounding the product to the nearest whole cent.

        Section 10.4    Taxes on Conversion.    If a Holder submits a Security for conversion, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

        Section 10.5    Company to Provide Stock.    The Company shall, prior to issuance of any Securities, and from time to time as may be necessary, reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

        All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim. The Company shall endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and shall list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the shares of Common Stock are then listed or quoted.

        Section 10.6    Adjustment for Change in Capital Stock.    If, after the Issue Date of the Securities, the Company:

          (1)  pays a dividend or makes another distribution on the Common Stock payable exclusively in shares of Common Stock;

          (2)  subdivides the outstanding shares of Common Stock into a greater number of shares;

          (3)  combines the outstanding shares of Common Stock into a smaller number of shares;

          (4)  pays a dividend or makes a distribution on the Common Stock in shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock); or

          (5)  issues by reclassification of the Common Stock any shares of its Capital Stock (other than Common Stock or rights, warrants or options for its Capital Stock);

then the conversion privilege and the Conversion Rate in effect immediately prior to such action shall be adjusted so that the Holder of a Security thereafter converted may receive the number of shares of Capital Stock of the Company which such Holder would have owned immediately following such action if such Holder had converted the Security immediately prior to such action.

        The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

        If after an adjustment a Holder of a Security upon conversion of such Security may receive shares of two or more classes of Capital Stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class of Capital Stock as is contemplated by this Article X with respect to the shares of Common Stock, on terms comparable to those applicable to shares of Common Stock in this Article X.

        Section 10.7    Adjustment for Rights Issue.    If after the Issue Date of the Securities, the Company distributes any rights, warrants or options to all holders of shares of its Common Stock entitling them, for a period within 60 days after the record date for such distribution, to purchase shares of Common

Stock at a price per share less than the Average Sale Price as of the Time of Determination, the Conversion Rate shall be adjusted in accordance with the formula:

R' = R	×	(O + N) (O + (N × P)/M)

        where:

        R' = the adjusted Conversion Rate.

        R = the current Conversion Rate.

        O = the number of shares of Common Stock outstanding on the record date for the distribution to which this Section 10.7 is being applied.

        N = the number of additional shares of Common Stock offered pursuant to the distribution.

        P = the offering price per share of the additional shares.

        M = the Average Sale Price, minus, in the case of (i) a distribution to which Section 10.6(4) applies or (ii) a distribution to which Section 10.8 applies, for which, in each case, (x) the record date shall occur on or before the record date for the distribution to which this Section 10.7 applies and (y) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.7 applies, the fair market value (on the record date for the distribution to which this Section 10.7 applies) of the

          (1)  Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.6(4) distribution, and

          (2)  assets of the Company or debt securities or any rights, warrants or options to purchase securities of the Company distributed in respect of each share of Common Stock in such Section 10.8 distribution.

        The Board of Directors of the Company shall determine fair market values for the purposes of this Section 10.7, except as Section 10.8 otherwise provides in the case of a Spin-off.

        "Average Sale Price" means the average of the Closing Sale Prices of the shares of Common Stock for the shorter of

            (i)  30 consecutive trading days ending on the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated, or

          (ii)  the period (x) commencing on the date next succeeding the first public announcement of (a) the issuance of rights, warrants or options or (b) the distribution, in each case, in respect of which the Average Sale Price is being calculated and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days), or

          (iii)  the period, if any, (x) commencing on the date next succeeding the Ex-Dividend Time with respect to the next preceding (a) issuance of rights, warrants or options or (b) distribution, in each case, for which an adjustment is required by the provisions of Section 10.6(4), 10.7 or 10.8 and (y) proceeding through the last full trading day prior to the Time of Determination with respect to the rights, warrants or options or distribution in respect of which the Average Sale Price is being calculated (excluding days within such period, if any, which are not trading days).

        In the event that the Ex-Dividend Time (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which Section 10.6(1), (2), (3) or (5) applies occurs during the period applicable for calculating "Average Sale Price" pursuant to the definition in the preceding paragraph, "Average Sale Price" shall be calculated for such period in a manner determined by the Board of Directors of the Company to reflect the impact of such dividend, subdivision, combination or reclassification on the Closing Sale Price of the shares of Common Stock during such period.

        "Time of Determination" means the time and date of the earlier of (i) the determination of stockholders entitled to receive rights, warrants or options or a distribution, in each case, to which this Section 10.7 or Section 10.8 applies and (ii) the time ("Ex-Dividend Time") immediately prior to the commencement of "ex-dividend" trading for such rights, warrants or options or distribution on a national or regional exchange or market on which the shares of Common Stock are then listed or quoted.

        The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the rights, warrants or options to which this Section 10.7 applies. If all of the shares of Common Stock subject to such rights, warrants or options have not been issued when such rights, warrants or options expire, then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Common Stock issued upon the exercise of such rights, warrants or options.

        No adjustment shall be made under this Section 10.7 if the application of the formula stated above in this Section 10.7 would result in a value of R' that is equal to or less than the value of R.

        Section 10.8    Adjustment for Other Distributions.    If, after the Issue Date of the Securities, the Company distributes to all holders of its shares of Common Stock any of its debt, securities or assets or any rights, warrants or options to purchase securities of the Company (including securities or cash, but excluding (x) distributions of Capital Stock referred to in Section 10.6 and distributions of rights, warrants or options referred to in Section 10.7 and (y) cash dividends or other cash distributions that are paid out of current net earnings or earnings retained in the business as shown on the books of the Company unless such cash dividends or other cash distributions are Extraordinary Cash Dividends) the Conversion Rate shall be adjusted, subject to the provisions of the last paragraph of this Section 10.8, in accordance with the formula:

R' =	R × M (M-F)

        where:

        R' = the adjusted Conversion Rate.

        R = the current Conversion Rate.

        M = the Average Sale Price, minus, in the case of a distribution to which Section 10.6(4) applies, for which (i) the record date shall occur on or before the record date for the distribution to which this Section 10.8 applies and (ii) the Ex-Dividend Time shall occur on or after the date of the Time of Determination for the distribution to which this Section 10.8 applies, the fair market value (on the record date for the distribution to which this Section 10.8 applies) of any Capital Stock of the Company distributed in respect of each share of Common Stock in such Section 10.6(4) distribution.

        F = the fair market value (on the record date for the distribution to which this Section 10.8 applies) of the assets, securities, rights, warrants or options to be distributed in respect of each share of Common Stock in the distribution to which this Section 10.8 is being applied (including, in the case of cash dividends or other cash distributions giving rise to an adjustment, all such cash distributed concurrently).

        In the event the Company distributes shares of Capital Stock of a Subsidiary, the Conversion Rate shall be adjusted, if at all, based on the market value of the Subsidiary stock so distributed relative to the market value of the Common Stock, as discussed below. The Board of Directors shall determine fair market values for the purposes of this Section 10.8, except that in respect of a dividend or other distribution of shares of Capital Stock of any class or series, or similar equity interests, of or relating to a Subsidiary or other business unit of the Company (a "Spin-off"), the fair market value of the securities to be distributed shall equal the average of the daily Closing Sale Prices of those securities for the five consecutive trading days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-off and the average of the Closing Sale Prices shall mean the average Closing Sale Prices for the Common Stock for the same five trading days. In the event, however, that an underwritten initial public offering of the securities in the Spin-off occurs simultaneously with the Spin-off, fair market value of the securities distributed in the Spin-off shall mean the initial public offering price of such securities and the Average Sale Price shall mean the Closing Sale Price for the Common Stock on the same trading day.

        The adjustment shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution to which this Section 10.8 applies, except that an adjustment related to a Spin-off shall become effective at the earlier to occur of (i) 10 trading days after the effective date of the Spin-off and (ii) the initial public offering of the securities distributed in the Spin-off.

        For purposes of this Section 10.8, the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the shares of Common Stock the amount of which, together with the aggregate amount of cash dividends on the shares of Common Stock to be aggregated with such cash dividend in accordance with the provisions of this paragraph, equals or exceeds the threshold percentage set forth in the following paragraph. For purposes of the following paragraph, the "Measurement Period" with respect to a cash dividend on the shares of Common Stock shall mean the 365 consecutive-day period ending on the date prior to the Ex-Dividend Time with respect to such cash dividend, and the "Relevant Cash Dividends" with respect to a cash dividend on the shares of Common Stock shall mean the cash dividends on the shares of Common Stock with Ex-Dividend Times occurring in the Measurement Period.

        If, upon the date prior to the Ex-Dividend Time with respect a cash dividend on the shares of Common Stock, the aggregate amount of such cash dividend together with the amounts of all Relevant Cash Dividends equals or exceeds on a per share basis 5% of the Closing Sale Price of the shares of Common Stock on the last trading day preceding the date of declaration by the Board of Directors of the cash dividend with respect to which this provision is being applied, then such cash dividend together with all Relevant Cash Dividends, shall be deemed to be an Extraordinary Cash Dividend and for purposes of applying the formula set forth above in this Section 10.8, the value of "F" shall be equal to (y) the aggregate amount of such cash dividend together with the amount of all Relevant Cash Dividends, minus (z) the aggregate amount of all Relevant Cash Dividends for which a prior adjustment in the Conversion Rate was previously made under this Section 10.8.

        In making the determinations required by the preceding paragraph, the amount of cash dividends paid on a per share basis and the amount of any Relevant Cash Dividends specified in the preceding paragraph, shall be appropriately adjusted to reflect the occurrence during such period of any event described in Section 10.6.

        In the event that, with respect to any distribution to which this Section 10.8 would otherwise apply, the difference "M-F" as defined in the above formula is less than $1.00 or "F" is equal to or greater than "M", then the adjustment provided by this Section 10.8 shall not be made and in lieu thereof the provisions of Section 10.14 shall apply to such distribution.

        Section 10.9    When Adjustment May Be Deferred.    No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment.

        All calculations under this Article X shall be made to the nearest cent or to the nearest 1/1,000th of a share, as the case may be.

        Section 10.10    When No Adjustment Required.    If the Company adopts a stockholders rights plan under which the Company issues rights providing that each share of Common Stock issued upon conversion of the Security at any time prior to the distribution of separate certificates representing the rights shall be entitled to receive the rights, no adjustment need be made as a result of: (i) the issuance of the rights; (ii) the distribution of separate certificates representing the rights; (iii) the exercise or redemption of the rights in accordance with any rights agreement; or (iv) the termination or invalidation of the rights.

        No adjustment need be made for a transaction referred to in 10.6, 10.7, 10.8 or 10.14 if Holders of the Securities may participate in the transaction without conversion on a basis and with notice that the Board of Directors of the Company determines to be fair and appropriate in light of the basis and notice on which holders of shares of Common Stock participate in the transaction. No adjustment need be made for rights to purchase shares of Common Stock pursuant to a Company plan for reinvestment of dividends.

        No adjustment need be made for a change in the par value or no par value of the shares of Common Stock.

        To the extent the Securities become convertible pursuant to this Article X in whole or in part into cash, no adjustment need be made thereafter as to the cash. Interest shall not accrue on the cash.

        Section 10.11    Notice of Adjustment.    Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Securityholders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice and a certificate from the Company's independent public accountants briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

        Section 10.12    Voluntary Increase.    The Company from time to time may increase the Conversion Rate by any amount at any time for at least 20 days, so long as the increase is irrevocable during such period. Whenever the Conversion Rate is increased, the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice of the increase. The Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect. A voluntary increase of the Conversion Rate does not change or adjust the Conversion Rate otherwise in effect for purposes of Section 10.6, 10.7 or 10.8.

        Section 10.13    Notice of Certain Transactions.    If:

          (1)  the Company takes any action that would require an adjustment in the Conversion Rate pursuant to Section 10.6, 10.7 or 10.8 (unless no adjustment is to occur pursuant to Section 10.10); or

          (2)  the Company takes any action that would require a supplemental indenture pursuant to Section 10.14; or

          (3)  there is a liquidation or dissolution of the Company;

then the Company shall mail to Securityholders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, binding share exchange, transfer, liquidation or dissolution. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

        Section 10.14    Reorganization of Company; Special Distributions.    If the Company is a party to a transaction subject to Section 5.1 (other than a sale of all or substantially all of the assets of the Company in a transaction in which the holders of shares of Common Stock immediately prior to such transaction do not receive securities, cash or other assets of the Company or any other person) or a merger or binding share exchange which reclassifies or changes its outstanding shares of Common Stock, the person obligated to deliver securities, cash or other assets upon conversion of Securities shall enter into a supplemental indenture. If the issuer of securities deliverable upon conversion of Securities is an Affiliate of the successor Company, that issuer shall join in the supplemental indenture.

        The supplemental indenture shall provide that the Holder of a Security may convert it into the kind and amount of securities, cash or other assets which such Holder would have received immediately after the consolidation, merger, binding share exchange or transfer if such Holder had converted the Security immediately before the effective date of the transaction, assuming (to the extent applicable) that such Holder (i) was not a constituent person or an Affiliate of a constituent person to such transaction; (ii) made no election with respect thereto; and (iii) was treated alike with the plurality of non-electing Holders. The supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practical to the adjustments provided for in this Article X. The successor Company shall mail to Securityholders a notice briefly describing the supplemental indenture.

        If this Section 10.14 applies, neither Section 10.6 nor 10.7 applies.

        If the Company makes a distribution to all holders of its shares of Common Stock of any of its assets, or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the provisions of the last paragraph of Section 10.8, would otherwise result in an adjustment in the Conversion Rate pursuant to the provisions of Section 10.8, then, from and after the record date for determining the holders of shares of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon such conversion be entitled to receive, in addition to the shares of shares of Common Stock into which the Security is convertible, the kind and amount of securities, cash or other assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of shares of Common Stock entitled to receive the distribution.

        Section 10.15    Company Determination Final.    Any determination that the Company or the Board of Directors of the Company must make pursuant to Section 10.3, 10.6, 10.7, 10.8, 10.9, 10.10, 10.14 or 10.17 is conclusive, absent manifest error.

        Section 10.16    Trustee's Adjustment Disclaimer.    The Trustee has no duty to determine when an adjustment under this Article X should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 10.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this Article X. Each Conversion Agent shall have the same protection under this Section 10.16 as the Trustee.

        Section 10.17    Simultaneous Adjustments.    In the event that this Article X requires adjustments to the Conversion Rate under more than one of Sections 10.6(4), 10.7 or 10.8, and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 10.6, second, the provisions of Section 10.8 and, third, the provisions of Section 10.7.

        Section 10.18    Successive Adjustments.    After an adjustment to the Conversion Rate under this Article X, any subsequent event requiring an adjustment under this Article X shall cause an adjustment to the Conversion Rate as so adjusted.

ARTICLE XI

GUARANTEE

        Section 11.1    Guarantee.    Subject to Section 11.5, the Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: (a) the principal of and interest (including any Additional Interest) on the Securities shall be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on overdue principal, interest on accrued and unpaid interest and interest on Additional Interest, if any, on the Securities, and all other Obligations of the Company to the Holders or all other Obligations of the Company to the Trustee hereunder or thereunder shall be promptly paid in full and performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason the Guarantor shall be obligated to pay the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under the Guarantee, and shall entitle the Holders to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the Obligations of the Company. The Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of the Guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that the Guarantee shall not be discharged except by complete performance of the Obligations contained in the Securities and this Indenture. The Guarantor further agrees that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed thereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of the Guarantee.

        The obligations of the Guarantor under the Guarantee pursuant to this Article XI shall be junior and subordinated to the Senior Indebtedness of the Guarantor to the extent provided in Article XII.

        Section 11.2    Execution and Delivery of Guarantee.    (a) To evidence the Guarantee, the Guarantor hereby agrees that a notation of the Guarantee substantially in the form of Exhibit C shall be endorsed by manual or facsimile signature by an Officer of the Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Guarantor, by manual or facsimile signature, by an Officer (in each case, whom shall have been duly authorized by all requisite corporate or other actions) of the Guarantor.

        (b)  The Guarantor hereby agrees that the Guarantee set forth in Section 11.1 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of the Guarantee.

        (c)  If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Security on which the Guarantee is endorsed, the Guarantee shall be valid nevertheless.

        (d)  The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

        Section 11.3    Guarantor May Consolidate, Etc., on Certain Terms.    Nothing contained in this Indenture or in any of the Securities shall prevent the sale or other disposition of all or substantially all of the assets or Capital Stock (whether by consolidation, merger, stock purchase, asset sale or otherwise) of the Guarantor to the Company. Upon any such sale or disposition, the Guarantor shall be automatically released and relieved of any obligations under this Indenture and the Guarantee; provided that the Company shall have delivered to the Trustee an Officers' Certificate to the effect that immediately after, and taking into account, such sale or disposition, no Default or Event of Default shall have occurred and be continuing under this Indenture.

        Section 11.4    Release of Guarantee.    (a) In the event of a sale or other disposition of all or substantially all of the assets or Capital Stock (whether by consolidation, merger, stock purchase, asset sale or otherwise) of the Guarantor, in each case, to a person other than the Company or to a person that is not (either before or after giving effect to such transaction) a Subsidiary, then the Guarantor shall be automatically released and relieved of any obligations under this Indenture and the Guarantee; provided that the Company shall have delivered to the Trustee an Officers' Certificate to the effect that immediately after, and taking into account, such sale or disposition, no Default or Event of Default shall have occurred and be continuing under this Indenture; and provided, further, that a termination shall only occur to the extent that all obligations of the Guarantor in respect of any Indebtedness under all Credit Facilities of the Obligors and under all of the Guarantor's pledges of assets or other security interests which secured Indebtedness under such Credit Facilities shall also terminate upon such sale or disposition.

        (b)  In the event of a sale or other disposition of all or substantially all of the assets or Capital Stock (whether by consolidation, merger, stock purchase, asset sale or otherwise) of the Guarantor to one or more persons that are (either before or after giving effect to such transaction) Subsidiaries, then the Guarantor shall be automatically released and relieved of any obligations under this Indenture and the Guarantee; provided that the Company shall have delivered to the Trustee an Officers' Certificate to the effect that immediately after, and taking into account, that sale or disposition, no Default or Event of Default shall have occurred and be continuing under this Indenture; and provided, further, that each such successor person shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations and covenants of the Guarantor under this Indenture and the Guarantee.

        (c)  Notwithstanding anything in this Article XI to the contrary, concurrently with the payment or performance in full of (i) all amounts due and owing on all outstanding Securities and (ii) all other obligations of the Company under this Indenture and the Securities, the Guarantor shall be released from and relieved from its obligations under this Article XI; provided that the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of the Guarantee pursuant to this clause (c) was made by the Company in accordance with the provisions of this Indenture and the Securities. If any of the obligations of the Company are revived and reinstated after the termination of the Guarantee, then all of the obligations of the Guarantor under the Guarantee shall be revived and reinstated as if such Guarantee had not been terminated until such time as all the amounts due and owing on all outstanding Securities are paid in full, and the Guarantor shall enter into an amendment to the Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

        (d)  Upon delivery by the Company to the Trustee of an Officers' Certificate or an Officers' Certificate and an Opinion of Counsel, as applicable, to the effect of any of the foregoing, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under this Indenture and the Guarantee.

        Section 11.5    Limitation on Guarantor Liability.    For purposes of this Indenture, the Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Securities and this Indenture and (ii) the maximum amount that shall result in the obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance under applicable law of any relevant jurisdiction; provided that, it shall be a presumption in any lawsuit or other proceeding in which the Guarantor is a party that the amount guaranteed pursuant to the Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of the Guarantor, or debtor in possession or trustee in bankruptcy of the Guarantor, otherwise proves in such a lawsuit that the aggregate liability of the Guarantor is the amount set forth in clause (ii) above. In making any determination as to solvency or sufficiency of capital of the Guarantor in accordance with the previous sentence, any rights the Guarantor may have, contractual or otherwise, shall be taken into account.

        Section 11.6    Waiver of Subrogation.    Until all guaranteed Obligations under this Indenture are paid in full, the Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under the Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to the Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. The Guarantor acknowledges that it shall receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.6 is knowingly made in contemplation of such benefits.

        Section 11.7    No Suspension of Remedies.    Nothing contained in this Article XI shall limit the right of the Trustee or the Holders of Securities to take any action to accelerate the maturity of the Securities pursuant to Article VI or to pursue any rights or remedies hereunder or under applicable law.

        Section 11.8    Obligations Reinstated.    Except as provided in Sections 11.3 and 11.4, the obligations of the Guarantor hereunder shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment which would otherwise have reduced the obligations of the Guarantor hereunder (whether such payment shall have been made by or on behalf of the Company or by or on behalf of the Guarantor) is rescinded or reclaimed from any of the Holders upon the insolvency, bankruptcy, liquidation or reorganization of an Obligor or otherwise, all as though such payment had not been made. If demand for, or acceleration of the time for, payment by the Company is stayed upon insolvency, bankruptcy, liquidation or reorganization of the Company, all such Indebtedness otherwise subject to demand for payment or acceleration shall nonetheless be payable by the Guarantor as provided herein.

        Section 11.9    No Obligation to Take Action Against the Company.    Neither the Trustee nor any other person shall have any obligation to enforce or exhaust any rights or remedies or to take any other steps under any security for the obligations under this Indenture or against the Company or any other person or any property of the Company or any other person before the Trustee is entitled to demand payment and performance by the Guarantor of its liabilities and obligations under the Guarantee or under this Indenture.

        Section 11.10    Dealing with the Company and Others.    The Holders, without releasing, discharging, limiting or otherwise affecting in whole or in part the obligations and liabilities of the Guarantor hereunder and without the consent of or notice to the Guarantor, may

          (1)  grant time, renewals, extensions, compromises, concessions, waivers, releases, discharges and other indulgences to the Company or any other person;

          (2)  take or abstain from taking any action in obtaining security or collateral from the Company or in perfecting a security interest in any security or collateral of the Company;

          (3)  release, discharge, compromise, realize, enforce or otherwise deal with or do any act or thing in respect of (with or without consideration) any and all collateral, mortgages or other security given by the Company or any third party with respect to the obligations or matters contemplated by this Indenture or the Securities;

          (4)  accept compromises or arrangements from the Company;

          (5)  apply all monies at any time received from the Company or from any security upon such part of the obligations under this Indenture as the Holders may see fit or change any such application in whole or part from time to time as the Holders may see fit; and

          (6)  otherwise deal with, or waive or modify their right to deal with, the Company and all other persons and any security as the Holders or the Trustee may see fit.

ARTICLE XII

SUBORDINATION

        Section 12.1    Agreement of Subordination.    (a) The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article XII; and each person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions. Only Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) of the Company shall rank senior to the Securities in accordance with the provisions set forth herein.

        The payment of the principal of and interest (including any Additional Interest) on all Securities issued hereunder (including, without limitation, the Redemption Price, Purchase Price and Change of

Control Purchase Price) shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Company in cash or payment satisfactory to the holders of such Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

        (b)  The Guarantor covenants and agrees, and each Beneficiary by its acceptance thereof likewise covenants and agrees, that the Guarantee shall be issued subject to the provisions of this Article XII; and each Beneficiary accepts and agrees to be bound by such provisions. Only Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) of the Guarantor shall rank senior to payments in respect of the Guarantee in accordance with the provisions set forth herein.

        All payments in respect of the Guarantee shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor in cash or payment satisfactory to the holders of such Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter incurred.

        (c)  No provision of this Article XII shall prevent the occurrence of any Default hereunder.

        Section 12.2    Payments to Holders and Beneficiaries.    (a) No payment shall be made in respect of the principal of or interest (including any Additional Interest) on the Securities (including, without limitation, the Redemption Price, Purchase Price and Change of Control Purchase Price), except payments and distributions made by the Trustee as permitted by the first paragraph of Section 12.5, if:

          (1)  a default in the payment of principal, premium, interest, rent or other payment obligations due in respect of any Designated Senior Indebtedness of the Company occurs and is continuing (or, in the case of Designated Senior Indebtedness of the Company for which there is a period of grace, if such default continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

          (2)  a default, other than a payment default, in respect of any Designated Senior Indebtedness of the Company occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "Company Payment Blockage Notice") from a Representative or holder of such Designated Senior Indebtedness.

        Subject to the provisions of Section 12.5, if the Trustee receives any Company Payment Blockage Notice pursuant to clause (2) above, no subsequent Company Payment Blockage Notice shall be effective for purposes of this Section 12.2(a) unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Company Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Company Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Company Payment Blockage Notice.

        The Company may and shall resume payments on and distributions in respect of the Securities upon the earlier of:

            (i)  the date upon which the default is cured or waived or ceases to exist; or

          (ii)  in the case of a default referred to in clause (2) above, 179 days pass after a Company Payment Blockage Notice is received, unless this Article XII otherwise prohibits the payment or distribution at the time of such payment or distribution.

        In the event of acceleration pursuant to Section 6.2, no payment or distribution shall be made to the Trustee or any Holder in respect of the principal of or interest (including any Additional Interest)

on the Securities (including, without limitation, the Redemption Price, Purchase Price or Change of Control Purchase Price), except payments and distributions made by the Trustee as permitted by the first paragraph of Section 12.5, until all Senior Indebtedness of the Company has been paid in full in cash or other payment satisfactory to the holders thereof or such acceleration is rescinded in accordance with the terms of this Indenture.

        Upon any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness of the Company shall first be paid in full in cash, or other payments satisfactory to the holders thereof, before any payment is made in respect of the principal of or interest (including any Additional Interest) on the Securities (including, without limitation, the Redemption Price, Purchase Price and Change of Control Purchase Price); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled, except for the provision of this Article XII, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holders or the Trustee if received by them or it, directly to the holders of such Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash, or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or the Trustee.

        The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article V shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.2(a) if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article V.

        (b)  No payment shall be made in respect of the Guarantee if:

          (1)  a default in the payment of principal, premium, interest, rent or other obligations due in respect of any Designated Senior Indebtedness of the Guarantor occurs and is continuing (or, in the case of Designated Senior Indebtedness of the Guarantor for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument or lease evidencing such Designated Senior Indebtedness), unless and until such default shall have been cured or waived or shall have ceased to exist; or

          (2)  a default, other than a payment default, in respect of any Designated Senior Indebtedness of the Guarantor occurs and is continuing that then permits holders of such Designated Senior Indebtedness to accelerate its maturity and the Trustee receives a notice of the default (a "Guarantor Payment Blockage Notice") from a Representative or holder of such Designated Senior Indebtedness.

        If the Trustee receives any Guarantor Payment Blockage Notice pursuant to clause (2) above, no subsequent Guarantor Payment Blockage Notice shall be effective for purposes of this Section 12.2(b) unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Guarantor Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Guarantor Payment Blockage Notice to the Trustee (unless such default was waived, cured or otherwise ceased to exist and thereafter subsequently reoccurred) shall be, or be made, the basis for a subsequent Guarantor Payment Blockage Notice.

        The Guarantor may and shall resume payments in respect of the Guarantee upon the earlier of:

            (i)  the date upon which the default is cured or waived or ceases to exist; or

          (ii)  in the case of a default referred to in clause (2) above, 179 days pass after a Guarantor Payment Blockage Notice is received, unless this Article XII otherwise prohibits the payment or distribution at the time of such payment or distribution.

        In the event of acceleration pursuant to Section 6.2, no payment or distribution shall be made in respect of the Guarantee to the Trustee or any Beneficiary until all Senior Indebtedness of the Guarantor has been paid in full in cash or other payment satisfactory to the holders thereof or such acceleration is rescinded in accordance with the terms of this Indenture.

        Upon any payment by the Guarantor, or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Guarantor (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Indebtedness of the Guarantor shall first be paid in full in cash, or other payments satisfactory to the holders thereof, before any payment is made in respect of the Guarantee; and upon any such dissolution or winding-up or liquidation or reorganization of the Guarantor or bankruptcy, insolvency, receivership or other proceeding, any payment by the Guarantor, or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to which the Beneficiaries or the Trustee would be entitled, except for the provision of this Article XII, shall (except as aforesaid) be paid by the Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Beneficiaries or the Trustee if received by them or it, directly to the holders of such Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Senior Indebtedness held by such holders, or as otherwise required by law or a court order) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all such Senior Indebtedness in full in cash, or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Beneficiaries or the Trustee.

        The consolidation of the Guarantor with, or the merger of the Guarantor into, one or more persons that are (either before or after giving effect to such transaction) Subsidiaries or the liquidation or dissolution of the Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to one or more such persons upon the terms and conditions provided for in Section 11.4(b) shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 12.2(b) if each such successor person shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Section 11.4(b).

        (c)  For purposes of this Article XII, the words "cash, property or securities" shall not be deemed to include shares of stock of the applicable Obligor, as reorganized or readjusted, or securities of such Obligor or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XII with respect to the Securities or the Guarantee, as applicable, to the payment of all Senior Indebtedness of such Obligor which may at the time be outstanding; provided that (I) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any reorganization or readjustment, and (II) the rights of the holders of such Senior Indebtedness (other than leases which are not assumed by such Obligor or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment.

        (d)  In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of an Obligor of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing shall be received by the Holders or the Beneficiaries, as applicable, or the Trustee before all Senior Indebtedness of such Obligor is paid in full, in cash or other payment satisfactory to the holders of such Senior Indebtedness, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to such holders, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to such holders or their Representative or Representatives, as their respective interests may appear, as calculated by such Obligor, for application to the payment of all such Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full, in cash or other payment satisfactory to such holders, after giving effect to any concurrent payment or distribution to or for any such holders.

        (e)  Nothing in this Section 12.2 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7. This Section 12.2 shall be subject to the further provisions of Section 12.5.

        Section 12.3    Subrogation of Securities and Guarantee.    Subject to the payment in full of all Senior Indebtedness of an Obligor in cash or other payment satisfactory to the holders of such Senior Indebtedness, the rights of the Holders or the Beneficiaries, as applicable, shall be subrogated to the extent of any payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article XII (equally and ratably with the holders of all Indebtedness of such Obligor which by its express terms is subordinated to other Indebtedness of such Obligor to substantially the same extent as the Securities are or the Guarantee is, as applicable, subordinated and is entitled to like rights of subrogation) to the rights of such holders to receive payments or distributions of cash, property or securities of such Obligor applicable to such Senior Indebtedness until the principal of and interest (including any Additional Interest) on the Securities or the obligations in respect of the Guarantee, as applicable, shall be paid in full in cash or other payment satisfactory to the Holders or the Beneficiaries, as applicable; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders or the Beneficiaries, as applicable, or the Trustee would be entitled except for the provisions of this Article XII, and no payment over pursuant to the provisions of this Article XII, to or for the benefit of the holders of such Senior Indebtedness by Holders or the Beneficiaries, as applicable, or the Trustee, shall, as between such Obligor, its creditors other than holders of such Senior Indebtedness, and the Holders or the Beneficiaries, as applicable, be deemed to be a payment by such Obligor to or on account of such Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders or the Beneficiaries, as applicable, pursuant to the subrogation provisions of this Article XII which would otherwise have been paid to the holders of such Senior Indebtedness shall be deemed to be a payment by such Obligor in respect of the Securities or the Guarantee, as applicable. It is understood that the provisions of this Article XII are and are intended solely for the purposes of defining the relative rights of the Holders or the Beneficiaries, on the one hand, and the holders of Senior Indebtedness of the Company or the Guarantor, respectively, on the other hand.

        Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among each Obligor, its creditors other than the holders of the Senior Indebtedness of such Obligor, and the Holders or the Beneficiaries, as applicable, the obligation of such Obligor, which is absolute and unconditional, to pay to the Holders the principal of and interest (including any Additional Interest) on the Securities (including, without limitation, the Redemption Price, Purchase Price and Change of Control Purchase Price) or to pay to the Beneficiaries all obligations in respect of the Guarantee, as applicable, as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders or the Beneficiaries, as applicable, and creditors of such Obligor other than the holders of Senior Indebtedness of such Obligor, nor shall anything herein or therein prevent the Trustee, any Holder or any Beneficiary from exercising all remedies otherwise permitted by applicable law upon the occurrence of a Default under this Indenture, subject to the rights, if any, under this Article XII of the holders of Senior Indebtedness of the applicable Obligor in respect of cash, property or securities of such Obligor received upon the exercise of any such remedy.

        Upon any payment or distribution of assets of an Obligor referred to in this Article XII, the Trustee, subject to the provisions of Section 7.1, and the Holders or the Beneficiaries, as applicable, shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders or the Beneficiaries, as applicable, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of Senior Indebtedness and other indebtedness of such Obligor, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article XII.

        Section 12.4    Authorization to Effect Subordination.    Each Holder, by the acceptance of such Holder's Securities, and each Beneficiary, by the acceptance of the Guarantee, authorizes and directs the Trustee on such person's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this Article XII and appoints the Trustee to act as such person's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in Section 12.3 at least 30 days before the expiration of the time to file such claim, the holders of any Senior Indebtedness of the applicable Obligor or their representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders or the Beneficiaries.

        Section 12.5    Notice to Trustee.    Each Obligor shall give prompt written notice in the form of an Officers' Certificate to the Trustee and to any Paying Agent other than the Trustee of any fact known to such Obligor which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent other than the Trustee in respect of the Securities or the Guarantee, as applicable, pursuant to the provisions of this Article XII. Notwithstanding the provisions of this Article XII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities or the Guarantee pursuant to the provisions of this Article XII unless and until the Trustee shall have received written notice thereof at the Corporate Trust Office from the applicable Obligor (in the form of an Officers' Certificate) or a Representative or a holder or holders of Senior Indebtedness of the applicable Obligor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.1, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not fewer than one Business Day prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 12.5, then, notwithstanding anything herein to the contrary, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date. Notwithstanding anything in this Article XII to the contrary, nothing shall prevent any payment by the Trustee to the Holders of monies deposited with it pursuant to Article VIII, and any such payment shall not be subject to the provisions of this Article XII.

        The Trustee, subject to the provisions of Section 7.1, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior

Indebtedness of an Obligor to establish that such notice has been given by a Representative or a holder of Senior Indebtedness of such Obligor. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness of an Obligor to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Obligor held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article XII, and if such evidence is not furnished the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

        Section 12.6    Trustee's Relation to Senior Indebtedness.    The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XII in respect of any Senior Indebtedness of an Obligor at any time held by it, to the same extent as any other holder of such Senior Indebtedness, and nothing in Section 7.11 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

        With respect to the holders of Senior Indebtedness of an Obligor, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XII, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of an Obligor and, subject to the provisions of Section 7.1, the Trustee shall not be liable to any holder of Senior Indebtedness of an Obligor if it shall pay over or deliver to any Holder, any Beneficiary, the Company or any other person money or assets to which any holder of such Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise.

        Section 12.7    No Impairment of Subordination.    No right of any present or future holder of Senior Indebtedness of an Obligor to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such Obligor or by any act or failure to act, in good faith, by such holder, or by any noncompliance by such Obligor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

        Section 12.8    Certain Conversions Deemed Payment.    For the purposes of this Article XII only, (1) the issuance and delivery of junior securities upon conversion of any Security in accordance with Article X shall not be deemed to constitute a payment or distribution on account of the principal of or interest on such Security or on account of the purchase or other acquisition of such Security and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 10.3), property or securities (other than junior securities) upon conversion of any Security in accordance with Article X shall be deemed to constitute payment on account of the principal of such Security. For the purposes of this Section 12.8, the term "junior securities" means (i) shares of any stock of any class of the Company, or (ii) securities of the Company which are subordinated in right of payment to all Senior Indebtedness of the Company which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article XII. Nothing contained in this Article XII or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness of the Company, and the Holders, the right, which is absolute and unconditional, of any Holder to convert such Security in accordance with Article X.

        Section 12.9    Article Applicable to Paying Agents.    If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee"

as used in this Article XII shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XII in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 12.5 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

        Section 12.10    Senior Indebtedness Entitled to Rely.    The holders of Senior Indebtedness (including, without limitation, Designated Senior Indebtedness) of an Obligor shall have the right to rely upon this Article XII, and no amendment or modification of the provisions contained herein shall diminish the rights of any such holder except in accordance with the last paragraph of Section 9.2.

ARTICLE XIII

MISCELLANEOUS

        Section 13.1    Trust Indenture Act Controls.    If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

        Section 13.2    Notices.    Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by guaranteed overnight courier) to the following facsimile numbers:

    if to either Obligor:

    Best Buy Co., Inc.
    7075 Flying Cloud Drive
    Eden Prairie, Minnesota 55344
    Attn: Treasury Department
    Facsimile No.: (952) 996-4180

    if to the Trustee:

    Wells Fargo Bank Minnesota, National Association
    Sixth Street and Marquette Avenue
    Minneapolis, Minnesota 55479

    Telephone No.: (612) 316-4305
    Facsimile No.: (612) 667-2160
    Attention: Corporate Trust Services

        The Company, the Guarantor or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

        Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

        Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

        If the Company mails a notice or communication to the Securityholders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

        Section 13.3    Communication by Holders with Other Holders.    Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this

Indenture or the Securities. The Company, the Guarantor, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

        Section 13.4    Certificate and Opinion as to Conditions Precedent.    Upon any request or application by an Obligor to the Trustee to take any action under this Indenture, such Obligor shall furnish to the Trustee:

          (1)  an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2)  an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

        Section 13.5    Statements Required in Certificate or Opinion.    Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

          (1)  a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

          (2)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

          (3)  a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4)  a statement that, in the opinion of such person, such covenant or condition has been complied with.

        Section 13.6    Separability Clause.    In case any provision in this Indenture, in the Securities or in the Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 13.7    Rules by Trustee, Paying Agent, Conversion Agent and Registrar.    The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

        Section 13.8    Payment on Business Days.    If any payment date falls on a day that is not a Business Day, the required payment of principal and/or interest (including, without limitation, the Redemption Price, Purchase Price or Change of Control Purchase Price), as the case may be, shall be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such payment date to the date of such payment on the next succeeding Business Day.

        Section 13.9    GOVERNING LAW.    THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE, THE SECURITIES AND THE GUARANTEE.

        Section 13.10    No Recourse Against Others.    A director, officer, employee or stockholder, as such, of an Obligor shall not have any liability for any obligations of the Company under the Securities or this Indenture or any obligations of the Guarantor under the Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities and the Guarantee.

        Section 13.11    Successors.    All agreements of the Company and the Guarantor in this Indenture, the Securities and the Guarantee shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

        Section 13.12    Multiple Originals.    The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

        IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

BEST BUY CO., INC.
By:	/s/ DARREN R. JACKSON
	Name:	Darren R. Jackson
	Title:	Senior Vice President—Finance, Treasurer & Chief Financial Officer
BEST BUY STORES, L.P., as Guarantor
By:	BBC Property Co., its General Partner
By:	/s/ DARREN R. JACKSON
	Name:	Darren R. Jackson
	Title:	Senior Vice President—Finance & Treasurer
WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee
By:	/s/ MICHAEL T. LECHNER
	Name:	Michael T. Lechner
	Title:	Corporate Trust Officer

EXHIBIT A-1

[FORM OF FACE OF GLOBAL SECURITY]

        THIS SECURITY IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS UNDER TREASURY REGULATIONS § 1.1275-4(b). AS REQUIRED UNDER APPLICABLE TREASURY REGULATIONS, BEST BUY CO., INC. (THE "COMPANY") HAS SET FORTH THE "COMPARABLE YIELD" IN SECTION 4.7 OF THE INDENTURE PURSUANT TO WHICH THIS SECURITY IS BEING ISSUED.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE II OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

        THIS SECURITY (OR ITS PREDECESSOR) AND THE RELATED GUARANTEE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY, THE RELATED GUARANTEE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

        THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY, THE RELATED GUARANTEE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE SECURITIES MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iii) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER SHALL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF SHALL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

        THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

        The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

A-1-2

BEST BUY CO., INC.

2.25% CONVERTIBLE SUBORDINATED DEBENTURES DUE JANUARY 15, 2022

No.	CUSIP:
Issue Date: January 15, 2002

        BEST BUY CO., INC., a Minnesota corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of [                        ] DOLLARS ($[                        ]) on January 15, 2022.

        This Security shall bear interest in the manner specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

        Additional provisions of this Security are set forth on the other side of this Security.

Dated:	BEST BUY CO., INC.
By:
Name:
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK MINNESOTA,
    NATIONAL ASSOCIATION,
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.

By:	Authorized Signatory

Dated:

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[FORM OF REVERSE OF GLOBAL SECURITY]

2.25% Convertible Subordinated Debentures due January 15, 2022

1.    Interest.

        This Security shall accrue interest at an initial rate of 2.25% per annum. Interest shall be payable semi-annually in arrears on each January 15 and July 15 (each an "Interest Payment Date"), commencing July 15, 2002, through the Stated Maturity (or the earlier redemption or repayment of the Securities, if any) to registered holders of the Securities as of the close of business on the immediately preceding January 1 and July 1, respectively (whether or not a Business Day); provided that interest shall be payable to the person to whom principal is payable. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 15, 2002. The Company shall give notice to the Holders, no later than 15 days prior to each record date, of the amount of interest to be paid as of the next Interest Payment Date. Notwithstanding the foregoing, the interest rate on this Security shall be reset on July 15, 2006, July 15, 2011 and July 15, 2016 (each, a "Reset Date") to a rate per annum equal to the Five-Year Treasury Rate minus 2.06% (a "Rate Reset") if the average of the Security Price for the 20 trading days ending on the second trading day immediately preceding the applicable Reset Date equals 120% or more of the initial issue price of this Security per $1,000 principal amount hereof. In no event, however, shall the interest rate on this Security be reset below 2.25% per annum or above 3.25% per annum. Any interest payable hereunder shall be computed based on a 360-day year of twelve 30-day months and semi-annual periods ending on January 15 and July 15 of each year.

        "Security Price" means, on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Bid Solicitation Agent for $10 million principal amount of Securities at approximately 4:00 p.m., New York City time, on such determination date from three securities dealers in The City of New York selected by the Company (none of which shall be an Affiliate of the Company); provided, however, that if:

            (i)  at least three such bids are not obtained by the Bid Solicitation Agent, or

          (ii)  in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities on such determination date,

then the Security Price for such determination date shall equal the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Bid Solicitation Agent for $10 million principal amount of Securities at approximately 4:00 p.m., New York City time, on such determination date from at least two securities dealers selected by the Company (none of which shall be an Affiliate of the Company).

        Upon determination that a Rate Reset will occur on a Reset Date, on or prior to such Reset Date the Company shall issue a press release and publish such information on its website or through such other similar public medium, if any, as the Company may use at that time.

2.    Method of Payment.

        Pursuant to the terms and conditions of the Indenture, the Company shall make payments in cash, shares of Common Stock or a combination thereof, as the case may be, in respect of the Redemption Price, Purchase Price, Change of Control Purchase Price and principal of the Securities at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts, or by check payable in such money.

        If the principal of the Securities, including any principal amount reflected in the Redemption Price, Purchase Price or Change of Control Purchase Price, as applicable, or any portion thereof is not

A-1-4

paid when due (whether upon acceleration pursuant to Section 6.2 of the Indenture, upon the date set for payment of the Redemption Price, Purchase Price or Change of Control Purchase Price or upon the Stated Maturity of this Security), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 2.0% per annum, compounded semi-annually, which interest shall accrue from the date of such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

        If any payment date falls on a day that is not a Business Day, the required payment of principal and/or interest (including, without limitation, the Redemption Price, Purchase Price or Change of Control Purchase Price), as the case may be, shall be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such payment date to the date of such payment on the next succeeding Business Day.

3.    Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent.

        Initially, Wells Fargo Bank Minnesota, National Association (the "Trustee") shall act as Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent. The Company may appoint and change any Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent without notice, other than notice to the Trustee; provided that the Company shall maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Registrar, Paying Agent or Conversion Agent. None of the Company or any of its Subsidiaries or any of their Affiliates shall act as the Bid Solicitation Agent.

4.    Indenture and Guarantee; Subordination.

        The Company issued the Securities under an Indenture, dated as of January 15, 2002 (the "Indenture"), among the Company, the Guarantor and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

        The Securities are general unsecured subordinated obligations of the Company limited to $350,000,000 aggregate principal amount (or $402,500,000 aggregate principal amount if the Initial Purchasers exercise their over-allotment option granted under the Purchase Agreement). The Indenture does not limit other indebtedness of the Company, secured or unsecured, including Senior Indebtedness. The Guarantee is a general unsecured subordinated obligation of the Guarantor. The Indenture does not limit other indebtedness of the Guarantor, secured or unsecured, including Senior Indebtedness.

        Pursuant to Article XI of the Indenture, the Guarantor has unconditionally guaranteed to each Holder the Obligations of the Company under the Securities and the Indenture. The Guarantee is subject to release as and to the extent provided in Sections 11.3 and 11.4 of the Indenture.

        The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company. The indebtedness evidenced by the Guarantee is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor. Any Holder accepting this Security and the related Guarantee agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of the holders of Senior Indebtedness of the Obligors described in the Indenture, such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions of the Indenture irrespective of any amendment,

A-1-5

modification or waiver of any terms of any instrument relating to such Senior Indebtedness or any extension or renewal of such Senior Indebtedness.

5.    Redemption at the Option of the Company.

        The Securities are redeemable at the option of the Company in whole or in part, at any time or from time to time, on or after January 15, 2007 at the Redemption Price. No sinking fund is provided for the Securities.

        Notice of redemption must be mailed at least 15 days, but not more than 60 days, before the Redemption Date to the Trustee and each Holder of Securities to be redeemed at the Holder's address as shown on the register kept by the Registrar.

        If the Redemption Date is on or after an interest record date but on or prior to the related Interest Payment Date, interest shall be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

        On and after the Redemption Date, interest shall cease to accrue on Securities or any portion of them called for redemption; provided that funds in the requisite amount are paid or made available for payment on that date.

6.    Purchase By the Company at the Option of the Holder.

        Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on January 15, 2007, January 15, 2012 and January 15, 2017 (each a "Purchase Date") at the Purchase Price (provided that, if the Purchase Date is on or after an interest record date but on or prior to the related Interest Payment Date, interest shall be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date) upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

        The Purchase Price may be paid, at the option of the Company, in cash or by the delivery of Common Stock, or any combination thereof, in the manner described in Section 3.7 of the Indenture.

        Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

        If cash or securities sufficient to pay the Purchase Price of a Security or portion thereof to be purchased as of the Purchase Date are deposited with the Paying Agent on the Business Day following the Purchase Date, then, immediately after the Purchase Date, such Security shall cease to be outstanding and interest on such Security shall cease to accrue, whether or not book-entry transfer is made or such Security is delivered to the Paying Agent. Thereafter, the Holder of such Security shall have no other rights other than the right to receive the Purchase Price upon surrender of such Security.

        If a Change of Control occurs, each Holder shall have the right, at the Holder's option, to require the Company to purchase all of such Holder's Securities, or any portion thereof that is an integral multiple of $1,000 principal amount on the Change of Control Purchase Date selected by the Company that is not less than 10 nor more than 30 days after the Final Surrender Date (as defined below), at the Change of Control Purchase Price, which Change of Control Purchase Price shall be paid in cash.

        Unless the Company shall have theretofore called for redemption all the outstanding Securities, on or before the thirtieth day after the occurrence of a Change of Control, the Company is obligated to mail or cause the Trustee to mail to all Holders of record of the Securities a Change of Control Company Notice describing, among other things, the occurrence of such Change of Control and of the

A-1-6

purchase right arising as a result thereof. The Company must deliver a copy of the Change of Control Company Notice to the Trustee and cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise the purchase option, a Holder of Securities must surrender, on or before the date which, subject to any contrary requirements of applicable law, is 60 days after the date of mailing of the Change of Control Company Notice (the "Final Surrender Date"), the Securities with respect to which the right is being exercised, which, in the case of Certificated Securities, must be duly endorsed for transfer to the Company.

        The term "Change of Control" shall mean either:

            (i)  a report is filed on Schedule 13D or TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for the purposes of this Section 6 only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of the Common Stock then outstanding; provided that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

          (ii)  any share exchange, consolidation or merger of the Company is consummated pursuant to which the Common Stock would be converted into cash, securities or other property, in each case other than a share exchange, consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger.

        Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock, whether in excess of 50% or otherwise.

7.    Conversion.

        A Holder may surrender Securities for conversion into shares of Common Stock on a Conversion Date if, as of such conversion date, the Closing Sale Price of the Common Stock for at least 20 trading days in the 30 day period ending on the trading day prior to the Conversion Date is more than 120% of the Conversion Price per share of Common Stock on such Conversion Date. The "Conversion Price" per share of Common Stock as of any day means the quotient of the principal amount of a Security divided by the Conversion Rate in respect of such principal amount on that day.

        A Holder may also surrender Securities for conversion into shares of Common Stock if at any time each of Moody's Investor Service, Inc. and Standard & Poor's Rating Services has downgraded its credit rating of the Securities to below Ba2 and BB, respectively, for so long as such downgrades remain in effect.

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        In addition, a Holder may surrender for conversion a Security which has been called for redemption pursuant to Section 5 of this Security, even if the foregoing provisions have not been satisfied, and such Securities may be surrendered for conversion until the close of business on the Business Day immediately prior to the Redemption Date; provided that if the Company shall default in payment of the Redemption Price, a Holder may surrender Securities for conversion on or after the related Redemption Date.

        In the event that the Company declares a dividend or distribution described in Section 10.7 of the Indenture, or a dividend or distribution described in Section 10.8 of the Indenture where the fair market value of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 15% of the current Market Price of the Common Stock as of the trading day immediately prior to the date of declaration, a Holder may surrender Securities for conversion beginning on the date the Company gives notice to such Holder of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and such Holder may surrender such Securities for conversion at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such distribution shall not take place.

        Finally, in the event that the Company is a party to a consolidation, merger, transfer or lease of all or substantially all of its assets or a merger which reclassifies or changes its Common Stock pursuant to which the Common Stock would be converted into cash, securities or other assets as set forth in Section 10.14 of the Indenture, a Holder may surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective time of the transaction until 15 days after the actual date of such transaction (assuming, in a case in which the Company's stockholders may exercise rights of election, that a Holder of Securities would not have exercised any rights of election as to the stock, other securities or other property or assets receivable in connection therewith and received per share the kind and amount received per share by plurality of nonelecting shares).

        Upon conversion, no payment or adjustment for accrued and unpaid interest on a converted Security (other than the payment of interest to the Holder of a Security at the close of business on a record date pursuant to Section 1 of this Security) or for dividends or distributions on the Common Stock shall be made.

        A Security in respect of which a Holder has delivered a Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. A Security in respect of which a Holder has delivered a Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be not converted.

        The Conversion Rate is initially 9.6618 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture. A Holder which surrenders Securities for conversion shall receive cash in lieu of any fractional shares of Common Stock.

        To convert a Security, a Holder must (1) complete and sign the conversion notice on the reverse of the Security, (2) surrender the Security to the Conversion Agent, (3) furnish the appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (4) pay any tax or duty which may be payable in respect of any transfer involving the issue or delivery of Common Stock in the name of a person other than the Holder thereof. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000.

        The Conversion Rate shall be adjusted for dividends or distributions on shares of Common Stock payable in shares of Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to

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purchase shares of Common Stock for a period expiring within 60 days at less than the Average Sale Price at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction without conversion or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

        If the Company is a party to a consolidation or merger, or a transfer or a lease of all or substantially all of its assets or a merger which reclassifies or changes its outstanding Common Stock, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

8.    Conversion Arrangement.

        The Company has the option to designate a financial institution to which Securities surrendered for conversion by a Holder of Securities shall be initially offered by the Conversion Agent for exchange in lieu of the Company's converting the Securities. When a Holder surrenders Securities for conversion, the Conversion Agent shall cause the Securities first to be offered to a financial institution chosen by the Company for exchange lieu of conversion. The Company expects that when the Securities are convertible, the designated institution shall submit to the Conversion Agent a non-binding offer to accept Securities surrendered for conversion. In order to accept Securities surrendered for conversion, the designated institution must agree to exchange for such Securities a number of shares of Common Stock equal to the number of such shares the Holder of such Securities would receive upon conversion, plus cash for any fractional shares. If the institution accepts any such Securities, it shall deliver the appropriate number of shares of Common Stock to the Conversion Agent and the Conversion Agent shall deliver those shares to the Holder who surrendered the Securities. The designation of an institution to which Securities may be submitted for exchange does not require the institution to accept any Securities from the Conversion Agent. If the designated institution declines to accept any Securities in whole or in part, those Securities or parts of Securities shall be converted into shares of Common Stock as the close of business on the Business Day following the Business Day on which the Securities are surrendered for conversion. If the designated institution agrees to accept any Securities for exchange but does not timely deliver the related common shares, the Securities shall be converted and the shares of Common Stock shall be delivered. Any Securities accepted for exchange by the designated institution shall remain outstanding.

9.    Denominations, Transfer, Exchange.

        The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10.    Amendment, Supplement, Waiver.

        Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, with the written consent of the Holders of a majority in aggregate principal amount of the Securities, and any existing default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended, inter alia, to cure any ambiguity, defect or inconsistency, to provide for assumption of the obligations of the Company or the Guarantor to Securityholders in the case of a merger or acquisition, to make any change that does not materially adversely affect the rights of any Securityholder, to remove the Guarantee in accordance with the terms of the Indenture or to add an additional guarantee of the Obligations of the Company by a Subsidiary other than the Guarantor.

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11.    Defaults and Remedies.

        An Event of Default includes: default in the payment by the Company or the Guarantor of accrued and unpaid interest (including any Additional Interest) on the Securities which has continued for 30 days, whether or not such payment shall be prohibited by the subordination provisions of the Indenture; default by the Company or the Guarantor in the payment of principal of the Securities or in the payment of any amount due on the Guarantee when due and payable, whether or not such payment shall be prohibited by the subordination provisions of the Indenture; default by the Company or the Guarantor in the payment of the Redemption Price to be paid upon a redemption at the option of the Company pursuant to Section 5 of this Security or the Purchase Price or Change of Control Purchase Price to be paid upon a redemption at the option of the Holder pursuant to Section 6 of this Security, whether or not such payment shall be prohibited by the subordination provisions of the Indenture; failure by either Obligor for 90 days after certain notice to it to comply with any of its other agreements in the Indenture; default in the payment of Indebtedness of either Obligor if such payment exceeds $50,000,000 and such default results in acceleration of such indebtedness; acceleration of payments with respect to Indebtedness of either Obligor in excess of $50,000,000; the Guarantee being held unenforceable or invalid or ceasing to be in full force and effect; and certain events of bankruptcy or insolvency with respect to either Obligor. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities may declare the principal of and accrued and unpaid interest on the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being immediately due and payable upon the occurrence of such Events of Default.

        Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in the payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

12.    Trustee Dealings With Company.

        Wells Fargo Bank Minnesota, National Association, the Trustee and any agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee or agent.

13.    No Recourse Against Others.

        A director, officer, employee or stockholder, as such, of an Obligor shall not have any liability for any obligations of such Obligor under the Securities, the Guarantee or the Indenture (as applicable) or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities and the Guarantee.

14.    Authentication.

        This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent on the face hereof.

15.    Abbreviations.

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants

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with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16.    CUSIP Numbers.

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption.

17.    Governing Law.

        The laws of the State of New York shall govern the Indenture, the Securities and the Guarantee.

18.    Registration Rights.

        The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of January 15, 2002, among the Company, the Guarantor and Credit Suisse First Boston Corporation, Banc One Capital Markets, Inc., UBS Warburg LLC, Scotia Capital (USA) Inc., Tokyo-Mitsubishi International plc and U.S. Bancorp Piper Jaffray Inc., as initial purchasers, including the receipt of Additional Interest upon a registration default (as defined in such agreement).

        The Company shall furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Best Buy Co. Inc.
7075 Flying Cloud Drive
Eden Prairie, Minnesota 55344
Attn: Treasury Department

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CONVERSION NOTICE

To Best Buy Co., Inc. (the "Company"):

        The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 principal amount or an integral multiple of $1,000 below designated, into shares of Best Buy Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any cash in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

        To convert this Security into Common Stock of the Company, check the box: / /

        To convert only part of this Security, state the amount (must be $1,000 principal amount or any whole multiple of $1,000: $

        If you want the stock certificate made out in another Person's name, fill in the form below:

(Insert other Person's social security or tax identification number)
(Print or type other Person's name, address and zip code)
Date:	Your signature:
(Sign exactly as your name appears on the face of this Security)
Signature Guaranteed:

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ASSIGNMENT FORM

        To assign this Security or, in the event of conversion, shares of Best Buy Common Stock, fill in the form below:

        I or we assign and transfer this Security or,                shares of Best Buy Common Stock, to

(Insert assignee's social security or tax identification number)

(Print or type assignee's name, address and zip code)

and irrevocably appoint

                                     agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the face of this Security)
Signature Guaranteed:

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SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

        Initial Principal Amount of Global Security:                         ($                        ).

Date	Amount of Increase in Principal Amount of Global Security	Amount of Decrease in Principal Amount of Global Security	Principal Amount of Global Security After Increase or Decrease	Notation by Registrar or Security Custodian

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EXHIBIT A-2

[FORM OF FACE OF CERTIFICATED SECURITY]

        THIS SECURITY IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS UNDER TREASURY REGULATIONS § 1.1275-4(b). AS REQUIRED UNDER APPLICABLE TREASURY REGULATIONS, BEST BUY CO., INC. (THE "COMPANY") HAS SET FORTH THE "COMPARABLE YIELD" IN SECTION 4.7 OF THE INDENTURE PURSUANT TO WHICH THIS SECURITY IS BEING ISSUED.

        THIS SECURITY (OR ITS PREDECESSOR) AND THE RELATED GUARANTEE WERE ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY, THE RELATED GUARANTEE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

        THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY, THE RELATED GUARANTEE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE SECURITIES MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (i) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (ii) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (i) THROUGH (iii) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER SHALL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE. IN ANY CASE, THE HOLDER HEREOF SHALL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTIONS WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED UNDER THE SECURITIES ACT.

        THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

        The foregoing legend may be removed from this Security on satisfaction of the conditions specified in the Indenture.

BEST BUY CO., INC. 2.25%

CONVERTIBLE SUBORDINATED DEBENTURES DUE JANUARY 15, 2022

No.	CUSIP:
Issue Date: January 15, 2002

        BEST BUY CO., INC., a Minnesota corporation, promises to pay to                or registered assigns, the principal amount of [                        ] DOLLARS ($ [                        ]) on January 15, 2022.

        This Security shall bear interest in the manner specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

        Additional provisions of this Security are set forth on the other side of this Security.

Dated:	BEST BUY CO., INC.
By:

Name:
Title:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

WELLS FARGO BANK MINNESOTA,
    NATIONAL ASSOCIATION,
as Trustee, certifies that this is one
of the Securities referred to in the
within-mentioned Indenture.

By:
Authorized Signatory

Dated:

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[FORM OF REVERSE OF GLOBAL SECURITY]

2.25% Convertible Subordinated Debentures due January 15, 2022

1.    Interest.

        This Security shall accrue interest at an initial rate of 2.25% per annum. Interest shall be payable semi-annually in arrears on each January 15 and July 15 (each an "Interest Payment Date"), commencing July 15, 2002, through the Stated Maturity (or the earlier redemption or repayment of the Securities, if any) to registered holders of the Securities as of the close of business on the immediately preceding January 1 and July 1, respectively (whether or not a Business Day); provided that interest shall be payable to the person to whom principal is payable. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from January 15, 2002. The Company shall give notice to the Holders, no later than 15 days prior to each record date, of the amount of interest to be paid as of the next Interest Payment Date. Notwithstanding the foregoing, the interest rate on this Security shall be reset on July 15, 2006, July 15, 2011 and July 15, 2016 (each, a "Reset Date") to a rate per annum equal to the Five-Year Treasury Rate minus 2.06% (a "Rate Reset") if the average of the Security Price for the 20 trading days ending on the second trading day immediately preceding the applicable Reset Date equals 120% or more of the initial issue price of this Security per $1,000 principal amount hereof. In no event, however, shall the interest rate on this Security be reset below 2.25% per annum or above 3.25% per annum. Any interest payable hereunder shall be computed based on a 360-day year of twelve 30-day months and semi-annual periods ending on January 15 and July 15 of each year.

        "Security Price" means, on any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Bid Solicitation Agent for $10 million principal amount of Securities at approximately 4:00 p.m., New York City time, on such determination date from three securities dealers in The City of New York selected by the Company (none of which shall be an Affiliate of the Company); provided, however, that if:

            (i)  at least three such bids are not obtained by the Bid Solicitation Agent, or

          (ii)  in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Securities on such determination date,

then the Security Price for such determination date shall equal the average of the secondary market bid quotations per $1,000 principal amount of Securities obtained by the Bid Solicitation Agent for $10 million principal amount of Securities at approximately 4:00 p.m., New York City time, on such determination date from at least two securities dealers selected by the Company (none of which shall be an Affiliate of the Company).

        Upon determination that a Rate Reset will occur on a Reset Date, on or prior to such Reset Date the Company shall issue a press release and publish such information on its website or through such other similar public medium, if any, as the Company may use at that time.

2.    Method of Payment.

        Pursuant to the terms and conditions of the Indenture, the Company shall make payments in cash, shares of Common Stock or a combination thereof, as the case may be, in respect of the Redemption Price, Purchase Price, Change of Control Purchase Price and principal of the Securities at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts, or by check payable in such money.

        If the principal of the Securities, including any principal amount reflected in the Redemption Price, Purchase Price or Change of Control Purchase Price, as applicable, or any portion thereof is not

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paid when due (whether upon acceleration pursuant to Section 6.2 of the Indenture, upon the date set for payment of the Redemption Price, Purchase Price or Change of Control Purchase Price or upon the Stated Maturity of this Security), then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 2.0% per annum, compounded semi-annually, which interest shall accrue from the date of such overdue amount was originally due to the date of payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

        If any payment date falls on a day that is not a Business Day, the required payment of principal and/or interest (including, without limitation, the Redemption Price, Purchase Price or Change of Control Purchase Price), as the case may be, shall be made on the next succeeding Business Day as if made on the date such payment was due, and no interest will accrue on such payment for the period from and after such payment date to the date of such payment on the next succeeding Business Day.

3.    Paying Agent, Conversion Agent and Registrar.

        Initially, Wells Fargo Bank Minnesota, National Association (the "Trustee") shall act as Registrar, Paying Agent, Conversion Agent and Bid Solicitation Agent. The Company may appoint and change any Registrar, Paying Agent, Conversion Agent or Bid Solicitation Agent without notice, other than notice to the Trustee; provided that the Company shall maintain at least one Paying Agent in the State of New York, City of New York, Borough of Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Registrar, Paying Agent or Conversion Agent. None of the Company or any of its Subsidiaries or any of their Affiliates shall act as the Bid Solicitation Agent.

4.    Indenture and Guarantee; Subordination.

        The Company issued the Securities under an Indenture, dated as of January 15, 2002 (the "Indenture"), among the Company, the Guarantor and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect from time to time. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the TIA for a statement of those terms.

        The Securities are general unsecured subordinated obligations of the Company limited to $350,000,000 aggregate principal amount (or $402,500,000 aggregate principal amount if the Initial Purchasers exercise their over-allotment option granted under the Purchase Agreement). The Indenture does not limit other indebtedness of the Company, secured or unsecured, including Senior Indebtedness. The Guarantee is a general unsecured subordinated obligation of the Guarantor. The Indenture does not limit other indebtedness of the Guarantor, secured or unsecured, including Senior Indebtedness.

        Pursuant to Article XI of the Indenture, the Guarantor has unconditionally guaranteed to each Holder the Obligations of the Company under the Securities and the Indenture. The Guarantee is subject to release as and to the extent provided in Sections 11.3 and 11.4 of the Indenture.

        The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Company. The indebtedness evidenced by the Guarantee is, to the extent and in the manner provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness of the Guarantor. Any Holder accepting this Security and the related Guarantee agrees to and shall be bound by such subordination provisions and authorizes the Trustee to give them effect. In addition to all other rights of the holders of Senior Indebtedness of the Obligors described in the Indenture, such Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions of the Indenture irrespective of any amendment,

A-2-4

modification or waiver of any terms of any instrument relating to such Senior Indebtedness or any extension or renewal of such Senior Indebtedness.

5.    Redemption at the Option of the Company.

        The Securities are redeemable at the option of the Company in whole or in part, at any time or from time to time, on or after January 15, 2007 at the Redemption Price. No sinking fund is provided for the Securities.

        Notice of redemption must be mailed at least 15 days, but not more than 60 days, before the Redemption Date to the Trustee and each Holder of Securities to be redeemed at the Holder's address as shown on the register kept by the Registrar.

        If the Redemption Date is on or after an interest record date but on or prior to the related Interest Payment Date, interest shall be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date.

        On and after the Redemption Date, interest shall cease to accrue on Securities or any portion of them called for redemption; provided that funds in the requisite amount are paid or made available for payment on that date.

6.    Purchase By the Company at the Option of the Holder.

        Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, all or any portion of the Securities held by such Holder on January 15, 2007, January 15, 2012 and January 15, 2017 (each a "Purchase Date") at the Purchase Price (provided that, if the Purchase Date is on or after an interest record date but on or prior to the related Interest Payment Date, interest shall be payable to the Holders in whose names the Securities are registered at the close of business on the relevant record date) upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on the fifth Business Day prior to such Purchase Date, and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture.

        The Purchase Price may be paid, at the option of the Company, in cash or by the delivery of Common Stock, or any combination thereof, in the manner described in Section 3.7 of the Indenture.

        Holders have the right to withdraw any Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

        If cash or securities sufficient to pay the Purchase Price of a Security or portion thereof to be purchased as of the Purchase Date are deposited with the Paying Agent on the Business Day following the Purchase Date, then, immediately after the Purchase Date, such Security shall cease to be outstanding and interest on such Security shall cease to accrue, whether or not book-entry transfer is made or such Security is delivered to the Paying Agent. Thereafter, the Holder of such Security shall have no other rights other than the right to receive the Purchase Price upon surrender of such Security.

        If a Change of Control occurs, each Holder shall have the right, at the Holder's option, to require the Company to purchase all of such Holder's Securities, or any portion thereof that is an integral multiple of $1,000 principal amount on the Change of Control Purchase Date selected by the Company that is not less than 10 nor more than 30 days after the Final Surrender Date (as defined below), at the Change of Control Purchase Price, which Change of Control Purchase Price shall be paid in cash.

        Unless the Company shall have theretofore called for redemption all the outstanding Securities, on or before the thirtieth day after the occurrence of a Change of Control, the Company is obligated to mail or cause the Trustee to mail to all Holders of record of the Securities a Change of Control Company Notice describing, among other things, the occurrence of such Change of Control and of the

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purchase right arising as a result thereof. The Company must deliver a copy of the Change of Control Company Notice to the Trustee and cause a copy of such notice to be published in a newspaper of general circulation in the Borough of Manhattan, The City of New York. To exercise the purchase option, a Holder of Securities must surrender, on or before the date which, subject to any contrary requirements of applicable law, is 60 days after the date of mailing of the Change of Control Company Notice (the "Final Surrender Date"), the Securities with respect to which the right is being exercised, which, in the case of Certificated Securities, must be duly endorsed for transfer to the Company.

        The term "Change of Control" shall mean either:

            (i)  a report is filed on Schedule 13D or TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that any person (for the purposes of this Section 6 only, as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of the Common Stock then outstanding; provided that a person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such person or any of such person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange thereunder or (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act and (2) is not also then reportable on Schedule 13D (or any successor schedule) under the Exchange Act; or

          (ii)  any share exchange, consolidation or merger of the Company is consummated pursuant to which the Common Stock would be converted into cash, securities or other property, in each case other than a share exchange, consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the share exchange, consolidation or merger have, directly or indirectly, at least a majority of the total voting power in the aggregate of all classes of Capital Stock of the continuing or surviving corporation immediately after the share exchange, consolidation or merger.

        Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred by virtue of the Company, any Subsidiary, any employee stock ownership plan or any other employee benefit plan of the Company or any Subsidiary, or any person holding Common Stock for or pursuant to the terms of any such employee benefit plan, filing or becoming obligated to file a report under or in response to Schedule 13D or Schedule TO (or any successor schedule, form or report) under the Exchange Act disclosing beneficial ownership by it of shares of Common Stock, whether in excess of 50% or otherwise.

7.    Conversion.

        A Holder may surrender Securities for conversion into shares of Common Stock on a Conversion Date if, as of such conversion date, the Closing Sale Price of the Common Stock for at least 20 trading days in the 30 day period ending on the trading day prior to the Conversion Date is more than 120% of the Conversion Price per share of Common Stock on such Conversion Date. The "Conversion Price" per share of Common Stock as of any day means the quotient of the principal amount of a Security divided by the Conversion Rate in respect of such principal amount on that day.

        A Holder may also surrender Securities for conversion into shares of Common Stock if at any time each of Moody's Investor Service, Inc. and Standard & Poor's Rating Services has downgraded its credit rating of the Securities to below Ba2 and BB, respectively, for so long as such downgrades remain in effect.

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        In addition, a Holder may surrender for conversion a Security which has been called for redemption pursuant to Section 5 of this Security, even if the foregoing provisions have not been satisfied, and such Securities may be surrendered for conversion until the close of business on the Business Day immediately prior to the Redemption Date; provided that if the Company shall default in payment of the Redemption Price, a Holder may surrender Securities for conversion on or after the related Redemption Date.

        In the event that the Company declares a dividend or distribution described in Section 10.7 of the Indenture, or a dividend or distribution described in Section 10.8 of the Indenture where the fair market value of such dividend or distribution per share of Common Stock, as determined in the Indenture, exceeds 15% of the current Market Price of the Common Stock as of the trading day immediately prior to the date of declaration, a Holder may surrender Securities for conversion beginning on the date the Company gives notice to such Holder of such right, which shall be not less than 20 days prior to the Ex-Dividend Time for such dividend or distribution, and such Holder may surrender such Securities for conversion at any time thereafter until the close of business on the Business Day prior to the Ex-Dividend Time or until the Company announces that such distribution shall not take place.

        Finally, in the event that the Company is a party to a consolidation, merger, transfer or lease of all or substantially all of its assets or a merger which reclassifies or changes its Common Stock pursuant to which the Common Stock would be converted into cash, securities or other assets as set forth in Section 10.14 of the Indenture, a Holder may surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective time of the transaction until 15 days after the actual date of such transaction (assuming, in a case in which the Company's stockholders may exercise rights of election, that a Holder of Securities would not have exercised any rights of election as to the stock, other securities or other property or assets receivable in connection therewith and received per share the kind and amount received per share by plurality of nonelecting shares).

        Upon conversion, no payment or adjustment for accrued and unpaid interest on a converted Security (other than the payment of interest to the Holder of a Security at the close of business on a record date pursuant to Section 1 of this Security) or for dividends or distributions on the Common Stock shall be made.

        A Security in respect of which a Holder has delivered a Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. A Security in respect of which a Holder has delivered a Change of Control Purchase Notice exercising the option of such Holder to require the Company to purchase such Security may be not converted.

        The Conversion Rate is initially 9.6618 shares of Common Stock per $1,000 principal amount of Securities, subject to adjustment in certain events described in the Indenture. A Holder which surrenders Securities for conversion shall receive cash in lieu of any fractional shares of Common Stock.

        To convert a Security, a Holder must (1) complete and sign the conversion notice on the reverse of the Security, (2) surrender the Security to the Conversion Agent, (3) furnish the appropriate endorsements and transfer documents if required by the Registrar or Conversion Agent, and (4) pay any tax or duty which may be payable in respect of any transfer involving the issue or delivery of Common Stock in the name of a person other than the Holder thereof. A Holder may convert a portion of a Security if the portion is $1,000 principal amount or an integral multiple of $1,000.

        The Conversion Rate shall be adjusted for dividends or distributions on shares of Common Stock payable in shares of Common Stock or other Capital Stock; subdivisions, combinations or certain reclassifications of Common Stock; distributions to all holders of Common Stock of certain rights to

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purchase shares of Common Stock for a period expiring within 60 days at less than the Average Sale Price at the Time of Determination; and distributions to such holders of assets or debt securities of the Company or certain rights to purchase securities of the Company (excluding certain cash dividends or distributions). However, no adjustment need be made if Securityholders may participate in the transaction without conversion or in certain other cases. The Company from time to time may voluntarily increase the Conversion Rate.

        If the Company is a party to a consolidation or merger, or a transfer or a lease of all or substantially all of its assets or a merger which reclassifies or changes its outstanding Common Stock, the right to convert a Security into Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or another person.

8.    Conversion Arrangement.

        The Company has the option to designate a financial institution to which Securities surrendered for conversion by a Holder of Securities shall be initially offered by the Conversion Agent for exchange in lieu of the Company's converting the Securities. When a Holder surrenders Securities for conversion, the Conversion Agent shall cause the Securities first to be offered to a financial institution chosen by the Company for exchange lieu of conversion. The Company expects that when the Securities are convertible, the designated institution shall submit to the Conversion Agent a non-binding offer to accept Securities surrendered for conversion. In order to accept Securities surrendered for conversion, the designated institution must agree to exchange for such Securities a number of shares of Common Stock equal to the number of such shares the Holder of such Securities would receive upon conversion, plus cash for any fractional shares. If the institution accepts any such Securities, it shall deliver the appropriate number of shares of Common Stock to the Conversion Agent and the Conversion Agent shall deliver those shares to the Holder who surrendered the Securities. The designation of an institution to which Securities may be submitted for exchange does not require the institution to accept any Securities from the Conversion Agent. If the designated institution declines to accept any Securities in whole or in part, those Securities or parts of Securities shall be converted into shares of Common Stock as the close of business on the Business Day following the Business Day on which the Securities are surrendered for conversion. If the designated institution agrees to accept any Securities for exchange but does not timely deliver the related common shares, the Securities shall be converted and the shares of Common Stock shall be delivered. Any Securities accepted for exchange by the designated institution shall remain outstanding.

9.    Denominations, Transfer, Exchange.

        The Securities are in registered form without coupons in denominations of $1,000 principal amount and integral multiples of $1,000. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

10.    Amendment, Supplement, Waiver.

        Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, with the written consent of the Holders of a majority in aggregate principal amount of the Securities, and any existing default may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities. Without the consent of any Securityholder, the Indenture or the Securities may be amended, inter alia, to cure any ambiguity, defect or inconsistency, to provide for assumption of the obligations of the Company or the Guarantor to Securityholders in the case of a merger or acquisition, to make any change that does not materially adversely affect the rights of any Securityholder, to remove the Guarantee in accordance with the terms of the Indenture or to add an additional guarantee of the Obligations of the Company by a Subsidiary other than the Guarantor.

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11.    Defaults and Remedies.

        An Event of Default includes: default in the payment by the Company or the Guarantor of accrued and unpaid interest (including any Additional Interest) on the Securities which has continued for 30 days, whether or not such payment shall be prohibited by the subordination provisions of the Indenture; default by the Company or the Guarantor in the payment of principal of the Securities or in the payment of any amount due on the Guarantee when due and payable, whether or not such payment shall be prohibited by the subordination provisions of the Indenture; default by the Company or the Guarantor in the payment of the Redemption Price to be paid upon a redemption at the option of the Company pursuant to Section 5 of this Security or the Purchase Price or Change of Control Purchase Price to be paid upon a redemption at the option of the Holder pursuant to Section 6 of this Security, whether or not such payment shall be prohibited by the subordination provisions of the Indenture; failure by either Obligor for 90 days after certain notice to it to comply with any of its other agreements in the Indenture; default in the payment of Indebtedness of either Obligor if such payment exceeds $50,000,000 and such default results in acceleration of such indebtedness; acceleration of payments with respect to Indebtedness of either Obligor in excess of $50,000,000; the Guarantee being held unenforceable or invalid or ceasing to be in full force and effect; and certain events of bankruptcy or insolvency with respect to either Obligor. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities may declare the principal of and accrued and unpaid interest on the Securities to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being immediately due and payable upon the occurrence of such Events of Default.

        Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing default (except a default in the payment of principal or interest) if it determines that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

12.    Trustee Dealings With Company.

        Wells Fargo Bank Minnesota, National Association, the Trustee and any agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee or agent.

13.    No Recourse Against Others.

        A director, officer, employee or stockholder, as such, of an Obligor shall not have any liability for any obligations of such Obligor under the Securities, the Guarantee or the Indenture (as applicable) or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Securityholder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities and the Guarantee.

14.    Authentication.

        This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent on the face hereof.

15.    Abbreviations.

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants

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with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16.    CUSIP Numbers.

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption.

17.    Governing Law.

        The laws of the State of New York shall govern the Indenture, the Securities and the Guarantee.

18.    Registration Rights.

        The Holders of the Securities are entitled to the benefits of a Registration Rights Agreement, dated as of January 15, 2002, among the Company, the Guarantor and Credit Suisse First Boston Corporation, Banc One Capital Markets, Inc., UBS Warburg LLC, Scotia Capital (USA) Inc., Tokyo-Mitsubishi International plc and U.S. Bancorp Piper Jaffray Inc., as initial purchasers, including the receipt of Additional Interest upon a registration default (as defined in such agreement).

        The Company shall furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

Best Buy Co. Inc.
7075 Flying Cloud Drive
Eden Prairie, Minnesota 55344
Attn: Treasury Department

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CONVERSION NOTICE

To Best Buy Co., Inc. (the "Company"):

        The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or the portion hereof (which is $1,000 principal amount or an integral multiple of $1,000 below designated, into shares of Best Buy Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any cash in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a Person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.

        To convert this Security into Common Stock of the Company, check the box:    / /

        To convert only part of this Security, state the amount (must be $1,000 principal amount or any whole multiple of $1,000:    $

        If you want the stock certificate made out in another Person's name, fill in the form below:

(Insert other Person's social security or tax identification number)

(Print or type other Person's name, address and zip code)
Date:	Your signature:
(Sign exactly as your name appears on the face of this Security)
Signature Guaranteed:

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ASSIGNMENT FORM

        To assign this Security or, in the event of conversion, shares of Best Buy Common Stock, fill in the form below:

I or we assign and transfer this Security or,                shares of Best Buy Common Stock, to

(Insert assignee's social security
or tax identification number)

(Print or type assignee's name, address and zip code)

and irrevocably appoint

                                              agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your signature:
(Sign exactly as your name appears on the face of this Security)
Signature Guaranteed:

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EXHIBIT B

2.25% Convertible Subordinated Debentures due January 15, 2022

Transfer Certificate

        In connection with any transfer of any of the Securities within the period prior to the expiration of the holding period applicable to the sales thereof under Rule 144(k) under the Securities Act of 1933, as amended (the "Securities Act") (or any successor provision), the undersigned registered owner of this Security hereby certifies with respect to $               principal amount (of the above-captioned Securities presented or surrendered on the date hereof (the "Surrendered Securities") for registration of transfer, or for exchange or conversion where the securities issuable upon such exchange or conversion are to be registered in a name other than that of the undersigned registered owner (each such transaction being a "transfer"), that such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

[ ]	A transfer of the Surrendered Securities is made to the Company or any subsidiaries; or
[ ]	The transfer of the Surrendered Securities complies with Rule 144A under the U.S. Securities Act of 1933, as amended (the "Securities Act"); or
[ ]	The transfer of the Surrendered Securities is pursuant to an effective registration statement under the Securities Act, or
[ ]	The transfer of the Surrendered Securities is pursuant to another available exemption from the registration requirement of the Securities Act.

        and unless the box below is checked, the undersigned confirms that, to the undersigned's knowledge, such Securities are not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act (an "Affiliate").

[ ]	The transferee is an Affiliate of the Company.

DATE:
Signature(s)

        (If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed

Participant in a Recognized Signature
Guarantee Medallion Program
By:
Authorized Signatory

B-1

EXHIBIT C

[FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]

        Subject to Section 11.5 of the Indenture, the Guarantor hereby unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns that: (a) the principal of and interest (including any Additional Interest) on the Securities shall be promptly paid in full when due, subject to any applicable grace period, whether at maturity, by acceleration or otherwise, and interest on overdue principal, interest on accrued and unpaid interest and interest on Additional Interest, if any, on the Securities and all other Obligations of the Company to the Holders or the Trustee under the Indenture or under the Securities shall be promptly paid in full and performed, all in accordance with the terms thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other Obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise. Failing payment when so due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantor shall be obligated to pay the same immediately.

        The obligations of the Guarantor to the Holders of the Securities and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article XI of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Guarantee. The terms of Article XI of the Indenture are incorporated herein by reference. This Guarantee is subject to release as and to the extent provided in Sections 11.3 and 11.4 of the Indenture. This Guarantee is subordinated in right of payment to the extent set forth in the Indenture.

        This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon the Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment of all of the Company's Obligations under the Securities and the Indenture, or until released as and to the extent provided in Sections 11.3 and 11.4 of the Indenture, and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is the Guarantee of payment and not a guarantee of collection.

        The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the Obligations contained in the Securities and the Indenture.

        This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

        For purposes hereof, the Guarantor's liability shall be limited to the lesser of (i) the aggregate amount of the Obligations of the Company under the Securities and the Indenture and (ii) the maximum amount that shall result in the obligations of the Guarantor under the Guarantee not constituting a fraudulent transfer or conveyance under applicable law of any relevant jurisdiction.

        This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

C-1

        Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

BEST BUY STORES, L.P. BY: BBC PROPERTY CO., ITS GENERAL PARTNER
By:
Name: Title:

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QuickLinks

TABLE OF CONTENTS
ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE
ARTICLE II THE SECURITIES
ARTICLE III REDEMPTION AND PURCHASES
ARTICLE IV COVENANTS
ARTICLE V SUCCESSOR CORPORATION
ARTICLE VI DEFAULTS AND REMEDIES
ARTICLE VII TRUSTEE
ARTICLE VIII DISCHARGE OF INDENTURE
ARTICLE IX AMENDMENTS
ARTICLE X CONVERSION
ARTICLE XI GUARANTEE
ARTICLE XII SUBORDINATION
ARTICLE XIII MISCELLANEOUS
  EXHIBIT A-1
[FORM OF FACE OF GLOBAL SECURITY]
[FORM OF REVERSE OF GLOBAL SECURITY] 2.25% Convertible Subordinated Debentures due January 15, 2022
Best Buy Co. Inc. 7075 Flying Cloud Drive Eden Prairie, Minnesota 55344 Attn: Treasury Department
CONVERSION NOTICE
ASSIGNMENT FORM
SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY
  EXHIBIT A-2
[FORM OF FACE OF CERTIFICATED SECURITY]
[FORM OF REVERSE OF GLOBAL SECURITY] 2.25% Convertible Subordinated Debentures due January 15, 2022
CONVERSION NOTICE
ASSIGNMENT FORM
  EXHIBIT B
2.25% Convertible Subordinated Debentures due January 15, 2022 Transfer Certificate
  EXHIBIT C
[FORM OF NOTATION ON SECURITY RELATING TO GUARANTEE]